Exhibit 4.1

CAPITALSOURCE INC.

12.75% FIRST PRIORITY SENIOR SECURED NOTES DUE 2014

INDENTURE
Dated as of July 27, 2009

THE GUARANTORS FROM TIME TO TIME PARTIES HERETO

U.S. BANK NATIONAL ASSOCIATION
as Trustee

CROSS-REFERENCE TABLE*

TRUST INDENTURE	INDENTURE
ACT SECTION	SECTION
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	14.03
(c)	14.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 14.02
(d)	7.06
314(a)	4.03; 4.04; 14.05
(b)	10.02, 10.05
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	10.05
(e)	14.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 14.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	14.01
(b)	N.A.
(c)	14.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

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(continued)

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Page

Section 14.06. Rules By Trustee and Agents	97
Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders	97
Section 14.08. GOVERNING LAW	97
Section 14.09. No Adverse Interpretation of Other Agreements	97
Section 14.10. Intercreditor Agreement	97
Section 14.11. Successors	97
Section 14.12. Severability	97
Section 14.13. Counterpart Originals	97
Section 14.14. Table of Contents, Headings, Etc	97
Section 14.15. Acts of Holders	97

- v -

     INDENTURE dated as of July 27, 2009 between CAPITALSOURCE INC. (the “Company”), the guarantors of the Notes (as defined below) from time to time parties to this Indenture and U.S. BANK NATIONAL ASSOCIATION, as trustee.
     The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes (as defined below):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “144A Global Note” means a Restricted Global Note issued in a denomination equal to the outstanding aggregate principal amount at maturity of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Interest” means all additional interest then owing on the Notes pursuant to Section 6(a) of the Registration Rights Agreement.
     “Additional Notes” means up to $600,000,000 million aggregate principal amount of 12.75% First Priority Senior Secured Notes due 2014 that may be issued pursuant to Article 2 and in compliance with Section 4.09 of this Indenture subsequent to the Issue Date and having identical terms as the $300,000,000 aggregate principal amount of Notes issued on the Issue Date.
     “Administrative Agent” means Wachovia Bank, National Association (and any of its successors), in its capacity as administrative agent for the Credit Facility Secured Creditors under the Credit Agreement.
     “Affiliate” of any Person means (a) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (b) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (c) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent Equity Interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, the term “Affiliate” will not include any Person that constitutes an “Investment in Equity Instruments” or an Investment Loan Subsidiary.
     “After-Acquired Property” means (a) in the case of the Company, any Guarantor or any I/C Notes Issuer, any and all assets or property of the type constituting Collateral acquired after the Issue Date, including any assets or property of the type constituting Collateral acquired by the Company, any Guarantor or any I/C Notes Issuer from a transfer from the Company, a Guarantor or an I/C Notes Issuer and (b) in the case of any Restricted Subsidiary that is neither a Guarantor nor an I/C Notes Issuer, any and all assets or property of the type constituting Collateral acquired after the Issue Date, including any assets or property of the type constituting Collateral acquired by such Restricted Subsidiary from a transfer from the Company, any Guarantor or any I/C Notes Issuer.

     “Agent” means the Registrar, any Paying Agent or co-registrar.
     “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
     (a) 1.0% of the principal amount of such Note; and
     (b) the excess, if any, of (i) the present value at such Redemption Date of (A) 100% of the principal amount of such Note, plus (B) all required interest payments due on such Note through July 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 100 basis points; over (ii) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interest in a Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream, Luxembourg that apply to such transfer or exchange.
     “April 2007 Guarantee” means the guarantee of the April 2007 Notes by CapitalSource Finance LLC, pursuant to the April 2007 Indenture.
     “April 2007 Indenture” means the indenture, dated as of April 4, 2007, between the Company, CapitalSource Finance LLC, as guarantor, and Wells Fargo Bank, N.A., as trustee, and with respect to the April 2007 Notes and the April 2007 Guarantee.
     “April 2007 Notes” means the Company’s 4% Senior Subordinated Convertible Debentures due 2034, issued pursuant to the April 2007 Indenture.
     “Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries other than in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and/or 5.01 of this Indenture and not Section 4.10, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the foregoing, the term “Asset Sale” will not include: (i) a Restricted Payment that is permitted by Section 4.07, (ii) the sale by the Company or any Restricted Subsidiary of any distressed Portfolio Investments (including, but not limited to, Investment Loans and Investments in Equity Instruments or proceeds thereof as a result of foreclosure, bankruptcy, insolvency, receivership or any similar proceeding), (iii) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any Restricted Subsidiary to a Bank Subsidiary to the extent mandated or required by the Federal Deposit Insurance Corporation or another bank regulatory authority in order for the Company or such Restricted Subsidiary to comply with its obligations under applicable laws or any agreements mandated by such bank regulatory authority, (iv) dispositions of any Investment Loan to an Investment Loan Subsidiary in connection with the exercise of remedies under such Investment Loan, provided that any cash proceeds realized upon such exercise of remedies are transferred promptly to a Restricted Subsidiary following such realization or (v) the consummation of any transaction resulting in the existence of the Healthcare REIT and the resulting designation of the same as an Unrestricted Subsidiary.

     “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
     “Bank Subsidiary” means CapitalSource Bank and its Subsidiaries.
     “Board of Directors” means the Board of Directors or other governing body charged with the ultimate management of any Person, or any duly authorized committee thereof.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
     “CapitalSource Bank Acquisition Agreement” will mean that certain Purchase and Assumption Agreement dated as of April 13, 2008, by and among the Company, CapitalSource TRS Inc., Fremont General Corporation, Fremont General Credit Corporation and Fremont Investment & Loan.
     “CapitalSource Bank Entities” will mean, collectively, (a) the Wholly Owned Subsidiary formed by the Company or one of its Wholly Owned Subsidiaries for the purpose of holding the assets acquired in the CapitalSource Bank Transaction and (b) any Subsidiaries thereof.
     “CapitalSource Bank Transaction” will mean the acquisition by the Company of the assets of Fremont Investment & Loan pursuant to the terms of the CapitalSource Bank Acquisition Agreement.
     “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (ii) issued by any agency of the United States government, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof, and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that is (i) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (e) shares of any money market mutual or similar funds that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000 and (iii) has the highest rating obtainable from either S&P or Moody’s.
     “Change of Control” means the occurrence of any of the following:
     (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business;
     (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or
     (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
     “Clearstream, Luxembourg” means Clearstream Banking, société anonyme.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means, collectively, all of the Direct Collateral and all of the Shared I/C Notes Collateral.
     “Collateral Account” means the collateral account established pursuant to this Indenture and the I/C Notes Security Documents.
     “Collateral Agent” means the Collateral Agent under the Intercreditor Agreement.
     “Commission” or “SEC” means the U.S. Securities and Exchange Commission.
     “Common Stock” of any Person means any and all shares, interests or other participations in and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
     “Company” means CapitalSource Inc., as obligor under the Notes.

     “Concurrent Equity Offering” means the public offering by the Company of up to 20,125,000 shares of common stock announced July 10, 2009.
     “Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (a) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (b) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (c) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (a) the Consolidated Indebtedness of such Person as of such date, excluding, however, all Hedging Obligations that constitute Permitted Debt to (b) the Consolidated Net Worth of such Person as of such date.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP) provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof; (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (d) the cumulative effect of a change in accounting principles will be excluded.
     “Consolidated Net Worth” means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its Consolidated Restricted Subsidiaries as of such date plus (b) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends, unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write ups (other than write ups resulting from foreign currency translations, write ups of tangible assets of a going concern business, made within 12 months after the acquisition of such business, and write ups of residual interests in Securitization Trusts) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a Consolidated Restricted Subsidiary of such Person, or (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments).
     “Consolidated Subsidiary” means at any date any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated and consolidating financial statements as of such date.
     “Convertible Notes” means the April 2007 Notes, the July 2004 Notes and the July 2007 Notes.

     “Convertible Notes Amount” means, at any time, the aggregate principal amount of Convertible Notes then outstanding, plus the aggregate principal amount of any Permitted Refinancing Indebtedness then outstanding and maturing 91 days after the maturity date of the Notes, which Indebtedness was incurred to Refinance the Convertible Notes.
     “Convertible Notes Indentures” means the April 2007 Indenture, the July 2004 Indenture, the July 2007 Indenture and any other indenture delivered in connection with the issuance of Convertible Notes by the Company after the Issue Date.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.
     “Credit and Collection Policy” means the written credit policies and procedures manual of the Company (which policies will include without limitation policies on loss reserves, due diligence format, underwriting parameters and credit approval procedures), as it may be amended or supplemented from time to time.
     “Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, any of the Securitization Trusts for the purpose of providing credit support for the Securitization Trusts or any of their respective Indebtedness or asset-backed securities, including any Standard Securitization Undertakings therein.
     “Credit Facility” means the Credit Agreement dated March 14, 2006 among the Company, the guarantors party thereto, the Lenders listed therein and Wachovia Bank, National Association, as administrative agent, as amended, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement applicable thereto, including any agreement Refinancing (including increasing the amount of available borrowings or other extensions of credit thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or investors and whether such Refinancing is under one or more debt facilities, indentures or other agreements, in each case with banks, other institutional lenders, other investors or trustees providing for revolving credit loans, term loans, notes, letters of credit or other extensions of credit, together with related documents thereto (including, without limitation, any guaranty agreements and security documents).
     “Credit Facility Guarantor” means each of the Company’s Subsidiaries that has guaranteed the obligations under the Credit Facility from time to time.
     “Credit Facility Secured Creditors” means the “Lenders” as defined in the Credit Facility Security Documents and the Administrative Agent.
     “Credit Facility Security Documents” means (a) the Pledge Agreement entered into as of December 23, 2008, by and among (i) the Company, (ii) the direct and indirect Subsidiaries of the Company listed on Schedule 1(a) attached thereto and any other Subsidiary of the Company that becomes a Credit Facility Guarantor under the Credit Facility, (iii) the Administrative Agent, (iv) Wells Fargo Bank, National Association, in its capacity as collateral custodian for the administrative agent and (v) CapitalSource Finance LLC in its capacity as servicer, (b) the Security Agreement entered into as of December 23, 2008, by and among (i) the Company, (ii) the direct and indirect Subsidiaries of the Company listed on Schedule 1 attached thereto and any other Subsidiary of the Company that becomes a

Credit Facility Guarantor under the Credit Facility and (iii) the Administrative Agent and (c) all security agreements, control agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent in any or all of the Shared Collateral, in each case as such documents may be amended in connection with this offering, and thereafter as amended, modified, supplemented or replaced from time to time in accordance with their terms and the Intercreditor Agreement.
     “Credit Party” will mean any of the Company, any Guarantor and any I/C Notes Issuer, and “Credit Parties” will mean two or more of such entities, collectively.
     “Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend and will not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Destruction” means any damage to, loss or destruction of all or any portion of the Collateral. “Destroyed” will have a correlative meaning.
     “Direct Collateral” means all of the Company’s and each Guarantor’s right, title and interest in, to and under the Shared Direct Collateral and the Primary Direct Collateral, in each case, whether now owned or hereafter acquired.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than as a result of an Asset Sale or a Change of Control so long as the Company and its Restricted Subsidiaries, as the case may be, first comply with the relevant provisions of Sections 4.10 and 4.15).
     “Eligible Receivables” means, at any time, all Receivables owned by the Company or any of its Restricted Subsidiaries that meet the sale or loan eligibility criteria set forth in a Warehouse Facility or Securitization Trust pursuant to which the applicable Receivables were financed; excluding, however, any Receivables that are pledged to secure borrowings under a Credit Facility.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means any offering of Common Stock of the Company other than the Concurrent Equity Offering.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     “Excess Refinancing Indebtedness” means, in connection with any Refinancing of secured Indebtedness, Indebtedness (a) in excess of the aggregate principal amount of Permitted Refinancing Indebtedness permitted by the definition thereof to be incurred in connection with such Refinancing, (b) incurred substantially contemporaneously with such Refinancing, and (c) secured by, and only by the same assets as the Indebtedness being Refinanced; provided that the proceeds of such Excess Refinancing Indebtedness (net of the pro rata portion of expenses allocable thereto) will be deemed to be Net Proceeds as if such Net Proceeds were received in respect of an Asset Sale not involving the sale or transfer of Shared Collateral at the time of such Refinancing and will be applied as provided in Section 4.10; and provided further that such Net Proceeds may not be used to make an investment in Replacement Assets pursuant to clause (a)(iv)(C)(2) or (a)(iv)(C)(3) of Section 4.10.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Existing Credit Agreement” means the Credit Agreement dated March 14, 2006, among the Company, the guarantors party thereto, the lenders party thereto and the Administrative Agent as amended through July 10, 2009, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as in effect on the Issue Date, as such documents may be amended, modified, supplemented or replaced from time to time, other than any amendment, modification or supplement, or any waiver granted by the required lenders thereunder, which eliminates the requirement to apply any Loan Collateral Net Proceeds to reduce commitments of the lenders thereunder.
     “Existing Indebtedness” means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) either in existence or committed to be funded on and as of the Issue Date, until such amounts are repaid.
     “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined (a) in the case of any transaction involving aggregate payments or other property with a fair market value of $10.0 million or less, by the management of the Company acting reasonably and in good faith and will be evidenced by an Officer’s Certificate of the Company delivered to the Trustee or (b) in all other cases, by the Board of Directors of the Company acting reasonably and in good faith and will be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.
     “Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     “Global Notes” means the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto, issued in accordance with Sections 2.02, 2.07(b)(iv), 2.07(d)(ii), 2.07(f) or 2.07(j) hereof.
     “Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
     “Guarantors” means each of (a) CapitalSource Finance LLC and (b) any other Subsidiary that executes a Notes Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.
     “Healthcare REIT” means the REIT resulting from the spin-off, initial public offering, merger or other corporate transaction of the healthcare net-lease business of the Company and its Subsidiaries after which the shares of such REIT (or its successor) are listed on a U.S. national securities exchange or the NASDAQ Stock Market. The Company will promptly notify the Trustee and the Holders of a transaction that results in the creation of the Healthcare REIT; provided that such notification will be deemed to have been satisfied if the Company files a Form 8-K with the Commission or otherwise provides a comparable report to Holders pursuant to Section 4.03 hereof.
     “Healthcare REIT Entities” means the Healthcare REIT and its Subsidiaries, as well as any direct or indirect Subsidiaries of the Company that are formed for the sole purpose of establishing, structuring or capitalizing the Healthcare REIT.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.
     “Holder” means any registered holder, from time to time, of the Notes.
     “HUD Debt” means Non-Recourse Debt secured by real property of the Company or any of its Restricted Subsidiaries, guaranteed by the United States Department of Housing and Urban Development.
     “IAI Global Note” means a Restricted Global Note that, if issued, will be issued in a denomination equal to the outstanding principal amount at maturity of the Notes held by Institutional Accredited Investors.
     “I/C Notes Issuers” means, collectively, each Credit Facility Guarantor that is not a Guarantor.
     “I/C Notes Security Documents” means (a) each Credit Facility Security Document (other than the obligations of the Company and the Guarantors thereunder), and (b) all security agreements, control agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent in any or all of the Shared I/C Notes Collateral; in each case as amended modified, supplemented or replaced from time to time in accordance with their terms and the Intercreditor Agreement.
     “Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money, or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), or banker’s acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date will be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “independent financial advisor” means a firm: (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Purchasers” means Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp. and Morgan Stanley & Co. Incorporated.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.
     “Intercompany Note” means a senior secured note issued by an I/C Notes Issuer to the Company maturing 18 months following the final maturity date of the Notes, which will be secured by all of the assets of such I/C Notes Issuer that secure the obligations under the Credit Facility.
     “Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date, by and among the Administrative Agent, the Collateral Agent and the Trustee, as consented to by the Company and the Credit Facility Guarantors, substantially in the form attached hereto as Exhibit I, as amended, modified, supplemented or replaced from time to time in accordance with the terms thereof or this Indenture.
     “Investment Loan” means any senior or subordinated loan (including letters of credit issued under such loan) or lease (a) arising from the extension of credit to an Obligor by the Company or a Consolidated Subsidiary (excluding an Unrestricted Subsidiary) in the ordinary course of business, (b) originated in accordance with the policies and procedures set forth in the Credit and Collection Policy, and (c) good and marketable title to which is owned by the Company or a Consolidated Subsidiary.
     “Investment Loan Subsidiary” means any Person that becomes a subsidiary as a result of the exercise of remedies by the Company or any Consolidated Subsidiary under any Investment Loan.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that, notwithstanding the foregoing, the Company and its Subsidiaries will not be deemed to have made any Investment in conducting any Permitted Business in the ordinary course of business in accordance with the Credit and Collection Policy. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in clause (c) of Section 4.07.
     “Investments in Equity Instruments” means each Investment that is made in accordance with the policies and procedures set forth in the Credit and Collection Policy, owned by the Company or any Consolidated Subsidiary (excluding an Unrestricted Subsidiary) in (a) common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock,” “Partnership Units” or “Membership Units” on the consolidated schedule of investments of the Company for the then-most-recently-ended fiscal quarter, (b) preferred stock (other than redeemable preferred stock) of any Person and that is classified as “Preferred Stock” on the consolidated schedule of investments of the Company for the then-most-recently-ended fiscal quarter, (c) redeemable preferred stock of any Person and that is classified as “Redeemable Preferred Stock” on the consolidated schedule of investments of the Company for the then-most-recently-ended fiscal quarter, and (d) warrants to purchase common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock Warrants,” “Partnership Unit Warrants” or “Membership Unit Warrants” on the consolidated schedule of investments of the Company for the then-most-recently-ended fiscal quarter.
     “Issue Date” means July 27, 2009, the date of the original issuance of the Notes.
     “July 2004 Guarantee” means the guarantee of the July 2004 Notes by CapitalSource Finance LLC, pursuant to the July 2004 Indenture.
     “July 2004 Indenture” means the indenture dated as of July 7, 2004 among the Company, CapitalSource Finance LLC, as guarantors, and U.S. Bank National Association, as trustee, with respect to the July 2004 Notes and the July 2004 Guarantee.
     “July 2004 Notes” means the Company’s 3.5% Senior Convertible Debentures due 2034, issued pursuant to the July 2004 Indenture.
     “July 2007 Guarantee” means the guarantee of the July 2007 Notes by CapitalSource Finance LLC, pursuant to the July 2007 Indenture.
     “July 2007 Indenture” means the indenture dated as of July 30, 2007 between the Company, and Wells Fargo Bank, N.A., as trustee, with respect to the July 2007 Notes and the July 2007 Guarantees, and the supplemental indenture dated as of July 30, 2007 among the Company, CapitalSource Finance LLC, as guarantor, and Wells Fargo Bank, N.A., as trustee, with respect to the July 2007 Notes and the July 2007 Guarantees.
     “July 2007 Notes” means the Company’s 7.25% Senior Subordinated Convertible Notes due 2037, issued pursuant to the July 2007 Indenture.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue on such payment for the intervening period.
     “Letter of Transmittal” means any letter of transmittal prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
     “Loan Collateral” means any loan (including letters of credit) arising from the extension of credit to an Obligor (a) by any Credit Party and constituting Collateral owned or held directly by any such Credit Party and (b) at all times during which the Convertible Notes Amount is $100 million or more, by any other Restricted Subsidiary (including, without limitation, any Securitization Trust or Warehouse Trust) to the extent that Loan Collateral Net Proceeds thereof are not required to be applied to the permanent repayment of, or other good faith reserve securing, any Indebtedness secured by a Permitted Lien thereon. For the avoidance of doubt, Loan Collateral described in clause (b) above is not Collateral and is not subject to the Security Documents or any Lien on Collateral securing the Notes.
     “Loan Collateral Calculation Period” means the period commencing on each Loan Collateral Measurement Date and continuing through the day immediately preceding the next Loan Collateral Measurement Date.
     “Loan Collateral Measurement Date” means the 60th day prior to each interest payment date.
     “Loan Collateral Net Proceeds” means the aggregate cash proceeds received by any Credit Party in respect of any Loan Collateral (including, without limitation, any cash proceeds received from scheduled principal collections, prepayments or terminated commitments of any Loan Collateral, but specifically excluding proceeds applicable to fees, interest, reimbursements, indemnities and similar proceeds), net of the direct costs relating thereto and any taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided, however, that the term Loan Collateral Net Proceeds will not include any payments of principal received on account of any revolving loan held by any Credit Party without a reduction of the commitment of such Credit Party with respect to such revolving loan.
     “Loan Collateral Repurchase Amount” means, as of each Loan Collateral Measurement Date, the aggregate amount of Loan Collateral Net Proceeds received by all Credit Parties during the immediately preceding Loan Collateral Collection Period, less the aggregate principal amount of Notes repurchased by the Company during such Loan Collateral Collection Period, less any Loan Collateral Repurchase Carryforward measured as of the immediately preceding Loan Collateral Measurement Date.
     “Loan Collateral Repurchase Carryforward” means, with respect to the calculation of the Loan Collateral Repurchase Amount as of a particular Loan Collateral Measurement Date, to the extent the Loan Collateral Repurchase Amount calculated as of the immediately preceding Loan Collateral Measurement Date was a negative number, the positive amount of such number.

     “Loan Collateral Trigger Date” means any interest payment date next following a Loan Collateral Measurement Date as of which the Loan Collateral Repurchase Amount is equal to or greater than $25.0 million.
     “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).
     “Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it) actually received by the Company or any Restricted Subsidiary as a result of damage to, or the loss, destruction of, all or any portion of the Collateral, less collection costs, including fees and expenses of attorneys and insurance adjusters paid by the Company or any Restricted Subsidiary.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
     “Non-Recourse Debt” means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries, subject to Standard Securitization Undertakings and Standard Mortgage Undertakings, as applicable, (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable (as a guarantor or otherwise), or (iii) constitutes the lender; and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
     “Non-Recourse Mortgage Debt” means Non-Recourse Debt of the Company or any of its Restricted Subsidiaries which is secured by real property of the Company or of any such Restricted Subsidiary.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

     “Notes” means the Company’s 12.75% First Priority Senior Secured Notes due 2014.
     “Notes Guarantee” means the Guarantee on the terms set forth in the Indenture by a Guarantor of the Company’s obligations under the Notes.
     “Notes Secured Creditors” means, collectively, the Trustee, the Company, the Holders and the holders of any Intercompany Notes.
     “Notes Security Documents” means, collectively, (a) the Pledge and Assignment Agreement, (b) each Credit Facility Security Document (other than the obligations of the I/C Notes Issuers thereunder) and (c) all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Trustee, for its benefit and for the benefit of the Holders, in any or all of the Direct Collateral; in each case, as amended from time to time in accordance with their respective terms.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Obligor” means, with respect to any Investment, the Person or Persons obligated to make payments pursuant to such Investment or, in the case of “Investments in Equity Interests,” the issuer of such equity, including any guarantor thereof.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or any Executive Vice-President (or any such other officer that performs similar duties) of such Person.
     “Officer’s Certificate” of the Company means a certificate signed on behalf of the Company by two Persons, one of which will be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or any Executive Vice President (or any such other officer that performs similar duties) of the Company, and the other will be any of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Legal Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, Controller, the Secretary, any Assistant Secretary or any Executive Vice President (or any such other officer that performs similar duties) of the Company.
     “OID Legend” means the legend set forth in Section 2.07(g)(iii), which is required to be placed on all Notes issued under this Indenture.
     “Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 14.05 hereof who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company.
     “Participant” means, with respect to DTC, Euroclear or Clearstream, Luxembourg, a Person who has an account with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, will include Euroclear and Clearstream, Luxembourg).
     “Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Permitted Business” means the business of commercial lending and banking business activities, loan portfolio management, residential mortgage business activities, direct real estate investment business activities and entering into agreements and engaging in transactions involving commercial lending or otherwise incidental to the foregoing.
     “Permitted Collateral Liens” means any Lien on the Collateral:
     (a) to secure:
     (i) Indebtedness of the Company or a Restricted Subsidiary under the Credit Facility (or any Guarantees thereof) incurred pursuant to clause (i) of the definition of “Permitted Debt”;
     (ii) the Notes (or any Guarantees thereof) incurred pursuant to clause (v) of the definition of “Permitted Debt”;
     (iii) Indebtedness incurred pursuant to clause (a) of Section 4.09 so long as (A) no Event of Default has occurred and is continuing and (B) as of the date of any such incurrence of Indebtedness, the book value of the Collateral securing such Indebtedness incurred is greater than 6 times the aggregate principal amount of Indebtedness secured by the Collateral; or
     (iv) any Permitted Refinancing Indebtedness thereof;
     in each case on an equal or ratable basis; or
     (b) that is a statutory Lien arising by operation of law, provided that such Lien either ranks:
     (i) equal to all other Liens on such Collateral securing unsubordinated Indebtedness of the Issuer or the relevant Restricted Subsidiary, if the Lien secures unsubordinated Indebtedness; or
     (ii) junior to the Liens securing the Notes.
     “Permitted Investments” means:
     (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Credit Party;
     (b) any Investment in Cash Equivalents;
     (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Credit Party and that is engaged in a Permitted Business;
     (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (f) any Investments by the Company or any of its Restricted Subsidiaries in a Bank Subsidiary (i) that are mandated or required by the Federal Deposit Insurance Corporation or another bank regulatory authority in order for the Company or such Restricted Subsidiary to comply with its obligations under applicable laws or any agreements mandated by such bank regulatory authority, or (ii) that, calculated separately from any Investments made pursuant to clause (f)(i), do not exceed $25.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value); and
     (g) other Investments by the Company or any of its Subsidiaries in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $25.0 million in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).
     “Permitted Liens” means:
     (i) Liens existing on the date of the Indenture;
     (ii) Liens on Eligible Receivables and the proceeds thereof to secure Permitted Warehouse Debt or permitted Guarantees thereof;
     (iii) Liens to secure borrowings under a Residual Funding Facility or permitted Guarantees thereof;
     (iv) Liens on Receivables and the proceeds thereof incurred in connection with Securitizations or permitted Guarantees thereof;
     (v) Liens on spread accounts and credit enhancement assets, Liens on the Capital Stock of Restricted Subsidiaries of the Company, substantially all of the assets of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Trusts;
     (vi) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Credit Party in conformity with GAAP;
     (vii) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;
     (viii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
     (ix) easements, rights of way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (x) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent permitted under the Credit Facility;

     (xi) deposits to secure (A) the performance of tenders, bids, trade contracts, licenses and leases, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices and not in connection with the borrowing of money, or (B) indemnification obligations entered into in the ordinary course of business consistent with past practice relating to any disposition permitted hereunder;
     (xii) Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default pursuant to clause (viii) of the definition thereof;
     (xiii) ground leases with respect to real property owned or leased by the Company or any Restricted Subsidiary not interfering in any material respect with the business of the Company or any Restricted Subsidiary;
     (xiv) Permitted Collateral Liens;
     (xv) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;
     (xvi) Liens deemed to exist in connection with investments in repurchase agreements entered into in the ordinary course of business consistent with past practice;
     (xvii) earn-out or similar obligations issued in connection with an acquisition otherwise permitted hereunder (to the extent such earn-out or similar obligation is unsecured but deemed a Lien);
     (xviii) other Liens so long as (A) any Indebtedness secured thereby does not constitute Indebtedness for borrowed money and (B) does not exceed $250,000 in the aggregate at any time outstanding;
     (xix) Liens in favor of the Company or any Restricted Subsidiary;
     (xx) Liens securing HUD Debt incurred pursuant to clause (xiii) of the definition of Permitted Debt;
     (xxi) Liens on any assets contributed to a Securitization Trust or Warehouse Trust existing on the Issue Date; provided that (A) the Company receives Proceeds in connection with such asset contribution in an aggregate principal amount equal to or in excess of the greater of 75% (or, in the case of assets contributed to the CS Funding VII Depositor LLC Warehouse Facility, 50%) of (1) the book value of such assets as of June 30, 2009 or (2) the fair market value of such assets as of the date on which such Liens are created; (B) no Event of Default has occurred and is continuing; (C) the Company treats any Proceeds received in connection with such transaction as Proceeds from an Asset Sale and applies such Proceeds in accordance with clause (a)(iv) of Section 4.10 including, if applicable, to make a Net Proceeds Offer; and (D) the Company has delivered an Officer’s Certificate to the Trustee certifying compliance with the foregoing requirements;
     (xxii) Liens securing any Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (A) taken as a whole are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced as determined by the management of the Company in their reasonable and good faith judgment; and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced other than in connection with Excess Refinancing Indebtedness in accordance with the definition thereof;
     (xxiii) Liens securing any Non-Recourse Debt incurred in compliance with clauses (xiv) or (xv) of the definition of “Permitted Debt”; or
     (xxiv) Liens securing Acquired Debt incurred in accordance with Section 4.09; provided that: (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company; and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company as determined by the management of the Company in their reasonable and good faith judgment.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to, Refinance other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so Refinanced (plus the amount of reasonable expenses incurred in connection therewith);
     (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;
     (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and
     (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the Obligor on the Indebtedness being Refinanced.
     “Permitted Warehouse Debt” means Indebtedness of the Company or a Restricted Subsidiary of the Company outstanding under one or more Warehouse Facilities.
     “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, or a governmental agency or political subdivision thereof.

     “Pledge and Assignment Agreement” means the pledge and collateral assignment agreement to be entered into on or before the Issue Date between the Company and the Trustee, for its benefit and for the benefit of the Holders.
     “Portfolio Investments” means Investments made by the Company or a consolidated Restricted Subsidiary in the ordinary course of business and consistently with practices existing on the date hereof in a Person that is accounted for under GAAP as a portfolio investment of the Company or a consolidated Restricted Subsidiary.
     “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
     “Primary Direct Collateral” means all Intercompany Notes from time to time issued and outstanding; all security interests and Liens securing any and all Intercompany Notes, which will secure such Intercompany Notes to substantially the same extent as the Collateral securing obligations of the I/C Notes Issuers under the Credit Facility, and all right, title and interest of the Company in, to and under the I/C Notes Security Documents; and all general intangibles, books and records, and proceeds and products of any and all of the foregoing.
     “Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
     “Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale).
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
     “Realization” means any enforcement by the Collateral Agent of any Security Document relating to the Shared Collateral, or receipt of any payment or any “secured status” in a bankruptcy proceeding as a result of or attributable to the Shared Collateral; provided that a “Realization” will not include any prepayment of Indebtedness under the Credit Facility with the Net Cash Proceeds received in an Asset Sale in accordance with Section 4.10.
     “real property” means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.
     “Receivables” means loans that are purchased or originated in the ordinary course of business by the Company or any Restricted Subsidiary of the Company.
     “Redemption Date” means the applicable redemption date of the Notes.
     “Refinance” means, in respect of any security or Indebtedness, to amend, increase, modify, supplement, replace, refinance, restructure, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness or enter alternative financing arrangements, in exchange or replacement for, such security or Indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” will have correlative meanings.

     “Registration Rights Agreement” means the registration rights agreement, dated as of the Issue Date, by and among the Company, the Guarantor and the Initial Purchasers.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Restricted Global Note issued in a denomination equal to the outstanding principal amount at maturity of the Notes offered and sold in an offshore transaction in reliance on Rule 904 of Regulation S.
     “REIT” means an entity that meets the requirements for qualification as a real estate investment trust under Sections 856 through 859 of the Internal Revenue Code of 1986, as amended.
     “Replacement Assets” means, in connection with an Assets Sale, properties and assets that replace the properties and assets that were the subject of such Asset Sale, or properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in a Permitted Business, including Capital Stock of a Person primarily engaged in a Permitted Business that becomes a Restricted Subsidiary.
     “Residual Funding Facility” means any funding arrangement with a financial institution or other lender or purchaser under which advances are made to the Company or any Subsidiary based upon residual or subordinated interests in Securitization Trusts and/or Warehouse Trusts.
     “Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that bears the Private Placement Legend and the OID Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 144A Global Note” means a Restricted Global Note issued in a denomination equal to the outstanding aggregate principal amount at maturity of the Notes offered and sold to qualified institutional buyers in reliance on Rule 144A.
     “Rule 405” means Rule 405 promulgated under the Securities Act.

     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” will mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.
     “Securitization” means a public or private transfer of Receivables in the ordinary course of business and by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Receivables including any such transaction involving the sale of specified Receivables to a Securitization Trust.
     “Securitization Trust” means (a) any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing asset-backed securities and (b) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements.
     “Security Documents” means the I/C Notes Security Documents and the Notes Security Documents.
     “Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent or the Trustee for the benefit of the Notes Secured Creditors, or, in the case of the I/C Notes Issuers, in favor of the Collateral Agent for the benefit of the Company.
     “Shared Collateral” means, collectively, the Shared I/C Notes Collateral and the Shared Direct Collateral.
     “Shared Direct Collateral” means all Collateral securing obligations under the Credit Facility owned by the Company or any Guarantor; all claims, rights, remedies, options and powers of the Company or any Guarantor in respect of the foregoing and all other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and all proceeds and products of any and all of the foregoing.
     “Shared I/C Notes Collateral” means all of the same assets that from time to time secure the Obligations of the Credit Facility Guarantors that are not Guarantors under the Notes whether now owned or hereafter acquired.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect from time to time.

     “Standard Mortgage Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, or any of its Restricted Subsidiaries, which are reasonably customary in real property mortgage transactions.
     “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company, or any Subsidiary of the Company, which the Company has determined in good faith to be customary in a Securitization including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, including any date upon which a repurchase at the option of holders of such Indebtedness is required to be consummated, but excluding any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof, so long as such obligations remain contingent.
     “Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in the Indenture will refer to a Subsidiary or Subsidiaries of the Borrower or the Guarantors; provided, however, that, the term “Subsidiary” will not include any Person that constitutes an “Investment in Equity Instruments” or an Investment Loan Subsidiary.
     “Taking” means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral. “Taken” will have a correlative meaning.
     “Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, expenses and other liabilities related thereto), levied, imposed or assessed by or on behalf of any taxing authority.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2014; provided, however, that if the period from the Redemption Date to July 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities, adjusted to a constant maturity of one year, will be used.

     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Trust Monies” means all cash and Cash Equivalents received by the Trustee:
     (a) upon the release of Collateral, whether pursuant to an Asset Sale or otherwise;
     (b) as compensation for, or proceeds of, the sale of all or any part of the Collateral taken by eminent domain or purchased by or sold pursuant to any order of a governmental authority or otherwise disposed of;
     (c) as Net Insurance Proceeds; and
     (d) pursuant to the Security Documents and the Intercreditor Agreement.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and the OID Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that bear the OID Legend and do not bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (a) CapitalSource Bank and its Subsidiaries, (b) the Healthcare REIT or (c) any Restricted Subsidiary designated in writing by the Company to the Trustee from time to time in accordance with the procedures set forth below as an “Unrestricted Subsidiary” at any time following the Issue Date. Any direct or indirect Subsidiary of an Unrestricted Subsidiary will automatically constitute an Unrestricted Subsidiary.
     The Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Indebtedness of or Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that
     (i) any Guarantee or other credit support by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed an incurrence of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation;
     (ii) either (A) the Restricted Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07;
     (iii) after giving pro forma effect to the incurrence of Indebtedness and the Investment referred to in clause (i) of this provision (A) such incurrence of Indebtedness would be permitted under the Consolidated Leverage Ratio test set forth in clause (a) of Section 4.09, (B) such Investment would be in compliance with Section 4.07, and (C) no Default or Event of Default has occurred and is continuing.

     The Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that
     (1) no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such designation; and
     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and is deemed to have been Incurred) for all purposes of the Indenture.
     Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two (2) Business Days prior to such determination.
     “U.S. Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “U.S. Person” means a U.S. person as defined in Rule 902 under the Securities Act.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Warehouse Facility” means any funding arrangement, other than a Credit Facility, a Securitization or a Residual Funding Facility, with a financial institution or other lender or purchaser under which advances are made to a Warehouse Trust to the extent (and only to the extent) funding thereunder is used exclusively by the Warehouse Trust to purchase Receivables from the Company or a Restricted Subsidiary and to pay the related expenses with respect to the Warehouse Trust.
     “Warehouse Trust” means any Person (whether or not a Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by specified Receivables purchased by such Person from the Company or any other Restricted Subsidiary.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then-outstanding principal amount of such Indebtedness.
     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’

qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
     “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than, in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.
     Section 1.02. Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.12
“Arm’s Length Terms”	4.12
“Authentication Order”	2.03
“Change of Control Offer”	4.15
“Change of Control Offer Period”	3.09
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Contribution Agreement”	12.01
“Covenant Defeasance”	8.04
“DTC”	2.04
“Event of Default”	6.01
“incur”	4.09
“Legal Defeasance”	8.03
“Loan Collateral Repayments Amount”	4.14
“Loan Collateral Repayments Payment Date”	4.14
“Loan Collateral Repayments Offer”	4.14
“Make-Whole Redemption”	3.07
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Amount”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Paying Agent”	2.04
“Permitted Debt”	4.09
“Proceeds Offer to Purchase”	3.09
“Proceeds Offer to Purchase Amount”	3.09
“Proceeds Offer to Purchase Offer Period”	3.09
“Proceeds Offer to Purchase Payment Date”	3.09
“Registrar”	2.04
“Restricted Payment”	4.07
     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder;

     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the Notes means the Company and any successor obligor upon the Notes.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
     Section 1.04. Rules of Construction. Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) provisions apply to successive events and transactions;
     (f) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and
     (g) for purposes of making any determination of any amount under any single definition set forth in Section 1.01 hereof, such determination will be made without double counting of any item.
ARTICLE 2
THE NOTES
     Section 2.01. Amount of Notes; Issuable in Series. The initial aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $300,000,000. Additional Notes of up to $600,000,000 in aggregate principal amount may be issued from time to time, subject to the limitations set forth in Section 4.09; provided that the net proceeds from any such issuances are applied to permanently reduce secured Indebtedness under the Credit Facility in accordance with the terms thereof (including the permanent reduction of any related commitments thereunder). The Notes may be issued in one or more series. All Notes of any one series will be substantially identical except as to denomination. The Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this Indenture, except for Section 4.09, references to the Notes include Additional Notes, if any.
     With respect to any Additional Notes (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.11 or 3.06 hereof, which will not constitute Additional Notes), there will be (a) established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
     (A) the aggregate principal amount of such Additional Notes;

     (B) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes will accrue; and
     (C) if applicable, that such Additional Notes will be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which will be borne by such Global Notes in addition to or in lieu of those set forth in Section 2.07 hereto and any circumstances in addition to or in lieu of those set forth in Section 2.07 in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.
     If any of the terms of any Additional Notes are established by action taken pursuant to a Board Resolution, a copy of such Board Resolution will be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the supplemental indenture hereto setting forth the terms of the Additional Notes.
     Section 2.02. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes will be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provisions of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in the form of Definitive Notes will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it will represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby will be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof. Notes offered and sold to QIBs in reliance on Rule 144A will be issued initially in the form of one or more Rule 144A Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes offered and sold in reliance on Regulation S will be issued initially in the form of one or more Regulation S Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Unrestricted Global Notes will be issued initially in accordance with Sections 2.07(b)(iv), 2.07(d)(ii), 2.07(f) and 2.07(j) duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

     (c) Euroclear and Clearstream, Luxembourg Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream, Luxembourg will be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Clearstream, Luxembourg.
     Section 2.03. Execution and Authentication. Two Officers will sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by two Officers (the “Authentication Order”), authenticate (a) the Notes for original issuance on the Issue Date in the aggregate principal amount not to exceed $300.0 million and (b) subject to Section 4.09(b)(v), Additional Notes in the aggregate principal amount not to exceed $600.0 million. The aggregate principal amount of the Notes outstanding at any time may not exceed $900.0 million except as provided in Section 2.08 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Holders or an Affiliate of the Holders.
     Section 2.04. Registrar and Paying Agent. The Company will maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (b) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee will act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.
     Section 2.05. Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a

Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
     Section 2.06. Holders Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and will otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company will otherwise comply with TIA Section 312(a).
     Section 2.07. Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary, or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or (iii) the Depositary so requests after there has occurred and is continuing an Event of Default with respect to the relevant series of Notes. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes will be issued in such names as the Depositary will instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, will be authenticated and delivered in the form of, and will be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (d) hereof.
     (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in a Global Note will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions will be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note will be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) will be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee will adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, or (2) a Person who is an affiliate (as defined in Rule 405) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel addressed to the Company and the Registrar, upon which the Registrar may conclusively rely, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.
     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) will bear the Private Placement Legend and will be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, or (2) a Person who is an affiliate (as defined in Rule 405) of the Company;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who will take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel addressed to the Company and the Registrar, upon which the Registrar may conclusively rely, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(c)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest will instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.
     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
     (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer or (2) a Person who is an affiliate (as defined in Rule 405) of the Company;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel addressed to the Company and the Registrar, upon which the Registrar may conclusively rely, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder will present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder will provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer or (2) a Person who is an affiliate (as defined in Rule 405) of the Company;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who will take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel addressed to the Company and the Registrar, upon which the Registrar may conclusively rely, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar will register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.03, the Trustee will authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, and (B) they are not affiliates (as defined in Rule 405) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) will bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF

THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF AND NOT SUBSEQUENTLY RESOLD, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CAPITALSOURCE INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”
     (iii) OID Legend. Each Note shall bear a legend in substantially the following form:
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.” FOR EACH $1,000 PRINCIPAL AMOUNT AT STATED MATURITY OF THIS NOTE, THE ISSUE PRICE IS $939.66, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $60.34, THE ISSUE DATE IS JULY 27, 2009 AND THE YIELD TO MATURITY IS 14.50% PER ANNUM. CAPITALSOURCE INC. WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER PURSUANT TO U.S. TREASURY REGULATIONS UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO CAPITALSOURCE INC, 4445 WILLARD AVENUE, 12TH FLOOR, CHEVY CHASE, MARYLAND 20815, ATTENTION: CHIEF FINANCIAL OFFICER.

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to All Transfers and Exchanges:
     (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.
     (ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
     (iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (v) The Company will not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company will be affected by notice to the contrary.

     (vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.03 hereof.
     (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.
     (j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Company and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be automatically, without further action on the part of any holder of a beneficial interest in such Restricted Global Note, exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prompt written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.07(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.07(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.07(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
     Section 2.08. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     Section 2.09. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
     Section 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Subsidiaries, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be disregarded.
     Section 2.11. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee upon receipt of an Authentication Order will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as will be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will upon receipt of a written order of the Company signed by two Officers authenticate definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
     Section 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to it for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
     Section 2.13. Record Date. The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).
     Section 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date will be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or upon the written request of the Company, the Trustee, in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     Section 2.15. Computation of Interest. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 2.16. CUSIP and ISIN Number. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee will use CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP and ISIN numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
     Section 3.01. Notices to Trustee. (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it will furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, unless a shorter period is acceptable to the Trustee, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption will occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the amount of any interest, and (v) the redemption price.
     (a) If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 3.09, 4.10, 4.14 or 4.15 hereof, it will furnish to the Trustee, at least 45 days before the scheduled purchase date, unless a shorter period is acceptable to the Trustee, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase will occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased and (v) the purchase date.
     Section 3.02. Selection of Notes to be Purchased or Redeemed. Except as set forth below, if less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. If a partial redemption is made with the net cash proceeds of an Equity Offering, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). In the event of partial redemption by lot, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in principal amounts at maturity of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, will be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.
     The notice will identify the Notes to be redeemed and will state:
     (a) the redemption date;
     (b) the redemption price and accrued interest and Additional Interest, if any;
     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;
     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company will have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as will be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03. The notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note will not affect the validity of the proceeding for the redemption of any other Note.
     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest and Additional Interest, if any, to such date. A notice of redemption may not be conditional.
     Section 3.05. Deposit of Redemption or Purchase Price. On or before 12:00 p.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.09, 4.14 or 4.15, the Company will deposit with the Trustee or with the Paying Agent, in immediately available funds, money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium) and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased.
     If Notes called for redemption or tendered in a Net Proceeds Offer, Loan Collateral Repayments Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date, as applicable, interest and Additional Interest, if any, will cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Net Proceeds Offer, Loan Collateral Repayments Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered).
     If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption will not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, and Additional Interest, if any, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
     Section 3.06. Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon the Company’s written request, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
     Section 3.07. Optional Redemption. Except as set forth below, the Notes will not be redeemable at the Company’s option prior to maturity.
     (a) Prior to July 15, 2014, the Company may, at its option, at any time or from time to time, on not less than 30 nor more than 60 days’ notice, redeem all or a portion of the outstanding Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to, but excluding, the applicable redemption date, plus the Applicable Premium (a “Make Whole Redemption”).
     (b) At any time, or from time to time, on or prior to July 15, 2012, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 112.75% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to but excluding the date of redemption; provided that:
     (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and
     (ii) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

     Section 3.08. Mandatory Redemption. Except as set forth under Sections 3.09, 4.10, 4.14 and 4.15 hereof, the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     Section 3.09. Offer to Purchase. In the event that, pursuant to Section 4.10, Section 4.14 or Section 4.15 hereof, the Company will be required to commence a Net Proceeds Offer, Loan Collateral Payment Offer (each a “Proceeds Offer to Purchase”) or a Change of Control Offer, as applicable, it will follow the procedures specified below:
     (a) Proceeds Offer to Purchase. The Proceeds Offer to Purchase will remain open for a period of at least twenty (20) Business Days after the commencement date relating to such Proceeds Offer to Purchase, except to the extent that a longer period is required by applicable law (as so extended, the “Proceeds Offer to Purchase Offer Period”). On the Net Proceeds Offer Payment Date or the Loan Collateral Repayments Payment Date (each a “Proceeds Offer to Purchase Payment Date”), as applicable, the Company will purchase the principal amount of Notes equal to the Net Proceeds Offer Amount or the Loan Collateral Repayments Amount (each a “Proceeds Offer to Purchase Amount”), as applicable, or, if less than the Proceeds Offer to Purchase Amount has been tendered, all Notes tendered and not validly withdrawn in response to the Proceeds Offer to Purchase.
     If the Proceeds Offer to Purchase Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, will be payable to Holders who tender Notes pursuant to the Proceeds Offer to Purchase.
     With respect to any Proceeds Offer to Purchase, the Company will send or cause to be sent, by first class mail, a notice to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date or the Loan Collateral Trigger Date, as applicable, with a copy to the Trustee. Such notice, which will govern the terms of the Proceeds Offer to Purchase, will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Proceeds Offer to Purchase and will state:
     (i) that the Proceeds Offer to Purchase is being made pursuant to this Section 3.09 and any of Sections 4.10, 4.14 or 4.15 hereof, as applicable, and the length of time the Proceeds Offer to Purchase will remain open;
     (ii) the Proceeds Offer to Purchase Amount, the purchase price and the Proceeds Offer to Purchase Payment Date;
     (iii) that any Note not tendered or accepted for payment will continue to accrue interest;
     (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Proceeds Offer to Purchase will cease to accrue interest and Additional Interest, if any, after the Proceeds Offer to Purchase Payment Date;
     (v) that Holders electing to have a Note purchased pursuant to any Proceeds Offer to Purchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the last day of the Proceeds Offer to Purchase Offer Period;
     (vi) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Proceeds Offer to Purchase Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (vii) that Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash;
     (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Proceeds Offer to Purchase Amount, the Company will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and
     (ix) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
     On or before 12:00 p.m. (New York City time) on each Proceeds Offer to Purchase Payment Date, the Company will irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Proceeds Offer to Purchase Amount, together with accrued and unpaid interest thereon, to be held for payment in accordance with the terms of this Section 3.09(a). On the Proceeds Offer to Purchase Payment Date, the Company will, to the extent lawful, (A) accept for payment, on a pro rata basis to the extent necessary, the Proceeds Offer to Purchase Amount of Notes or portions thereof properly tendered pursuant to the Proceeds Offer to Purchase, or if less than the Proceeds Offer to Purchase Amount has been tendered, all Notes tendered, (B) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (C) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09(a). The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than three (3) Business Days after the Net Proceeds Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered and not validly withdrawn by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company will promptly issue a new Note, and the Trustee will authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Proceeds Offer to Purchase on the Proceeds Offer to Purchase Payment Date.
     (b) Change of Control Offer. The Change of Control Offer will remain open for a period of twenty (20) Business Days after the commencement date relating to such Change of Control Offer, except to the extent that a longer period is required by applicable law (as so extended, the “Change of Control Offer Period”).
     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, will be payable to Holders who tender Notes pursuant to the Change of Control Offer.
     With respect to any Change of Control Offer, the Company will send or cause to be sent, by first class mail, a notice to the record Holders as shown on the register of Holders within 30 days following the Change of Control with a copy to the Trustee. Such notice, which will govern the terms of the Change of Control Offer, will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer and will state:
     (i) that the Change of Control Offer is being made pursuant to this Section 3.09 and Section 4.15 hereof and that all Notes properly tendered will be accepted for payment;
     (ii) the purchase price and the Change of Control Payment Date;
     (iii) that any Note not tendered or accepted for payment will continue to accrue interest;
     (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date;
     (v) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the last day of the Change of Control Offer Period;
     (vi) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Change of Control Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (vii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and
     (viii) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).
     On or before 12:00 p.m. (New York City time) on each Change of Control Payment Date, the Company will irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Change of Control Payment, together with accrued and unpaid interest thereon, to be held for payment in accordance with the terms of this Section 3.09(b). On the Change of Control Payment Date, the Company will, to the extent lawful, (A) accept for payment all Notes or portions thereof property tendered pursuant to the Change of Control Offer, (B) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (C) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09(b). The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than three (3) Business Days after the Change of Control Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered and not validly withdrawn by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest thereon, and the Company will promptly issue a new Note, and the Trustee will authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on the Change of Control Payment Date.
     (c) Compliance with the Exchange Act. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Proceeds Offer to Purchase or Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.
     (d) Offer to Purchase Procedures. Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 will be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.
ARTICLE 4
COVENANTS
     Section 4.01. Payment of Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, will be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest and Additional Interest, if any, then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the rate equal to 1% per annum in excess of the then-applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.
     Section 4.03. Reports. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding the Company will furnish to the Holders the following:
     (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its Consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company (it being agreed and acknowledged that the reporting of the results of one or more Unrestricted Subsidiaries as separate business segments will be deemed to satisfy such requirement)) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and
     (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the Commission’s rules and regulations.
     In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Further, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders, upon their request, the monthly or quarterly term debt securitization reports required by the following Securitization Trusts: Commercial Loan Trust 2007-1, Commercial Loan Trust 2007-2, Commercial Loan Trust 2006-1, Commercial Loan Trust 2006-2, and Real Estate Loan Trust 2006-A. The Company will also comply with the other provisions of TIA Section 314(a).

     For so long as the Company files the foregoing reports and other information with the Commission, the Company will be deemed to have furnished all of the foregoing such reports and other information if the Company has filed or furnished such reports and other information with the Commission via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.
     The Company represents that as of the date of this Indenture the Company is a “large accelerated filer” as defined in Rule 12b-2 of the Securities Act.
     Section 4.04. Compliance Certificate.
     (a) Within 90 days after the end of each fiscal year, the Company will deliver to the Trustee an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company’s latest available financial statements) and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents to the extent a party thereto and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, interest or Additional Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
     (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 4.05. Taxes. The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
     Section 4.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not, and will not permit its Restricted Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives, and will cause each Restricted Subsidiary to waive, all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company);
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes, except a payment of scheduled interest; or
     (iv) make any Restricted Investment,
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof; and
     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in clause (a) of Section 4.09; and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after June 30, 2009 (excluding Restricted Payments permitted by clauses (b)(ii), (b)(iii), (b)(iv) and (b)(vii) of this Section 4.07 below, is less than the sum, without duplication, of (1) 50% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after June 30, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since June 30, 2009 of Equity Interests of the Company (other than Disqualified Stock and net proceeds received from the Concurrent Equity Offering) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after June 30, 2009 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such

Restricted Investment, plus (4) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary (other than the Healthcare REIT) which is designated as an Unrestricted Subsidiary after the Issue Date, at the time that such Unrestricted Subsidiary is redesignated a Restricted Subsidiary, plus (5) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less cost of disposition, if any), and (b) the initial amount of such Restricted Investment.
     (b) The foregoing provisions will not prohibit:
     (i) the payment of any dividend (other than as set forth in clause (v) below) within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;
     (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (a)(iv)(C)(2) above;
     (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
     (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
     (v) the payment of a regular quarterly dividend on the Company’s common stock not to exceed $0.01 per share, as adjusted from time to time for any stock splits, combinations, reclassifications, in-kind dividends or similar transactions;
     (vi) repurchases by the Company of shares of its common stock or options to purchase such common stock from existing or former directors or employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such directors or employees, in an aggregate amount not to exceed $10 million in any calendar year;
     (vii) repurchases by the Company of shares of its common stock which are deemed to occur upon the exercise of stock options, to the extent such shares represent a portion of the exercise price thereof;
     (viii) repurchases by the Company of shares of its common stock in connection with the payment by directors or employees of the Company or any of its Subsidiaries of taxes incurred by such directors or employees upon the vesting of shares of restricted stock or other compensatory awards made to such directors or employees under the Company’s equity incentive plans;

     (ix) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a merger, consolidation or transfer of assets that complies with the applicable provisions of the Indenture;
     (x) payments of cash in lieu of fractional shares of the Company’s common stock in an aggregate amount not to exceed $500,000 in any calendar year;
     (xi) so long as no Default or Event of Default has occurred or is continuing, purchases of Convertible Notes, in aggregate amount not to exceed $50.0 million less all payments pursuant to clause (xii), below, with respect to Convertible Notes;
     (xii) the payment, purchase, redemption, defeasance, or other acquisition or retirement for value of principal of any subordinated Indebtedness at its Stated Maturity (other than by means of a transaction meeting the requirements of clause (b)(ii) or clause (b)(iii), above); or
     (xiii) so long as no Default or Event of Default has occurred or is continuing (including, as a consequence thereof) Restricted Payments in an aggregate amount of less than the sum of (A)(x) if the Convertible Notes Amount is less than $100.0 million, $35.0 million or (y) if the Convertible Notes Amount is greater than $100.0 million, the lesser of (p) $35.0 million and (q) the aggregate principal amount of Restricted Payments applied to the payment, purchase, redemption, defeasance or other acquisition or retirement for value of the Convertible Notes resulting in a reduction to the amount generally available for Restricted Payments under clause (a)(iv)(C) of Section 4.07, plus (B) plus 100% of the net cash proceeds received by the Company in connection with the Concurrent Equity Offering.
     (c) The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation or (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Notwithstanding the foregoing sentences of this paragraph, neither the Company nor any Restricted Subsidiary will be deemed to have made any Restricted Payment in connection with the consummation of any transaction resulting in the existence of the Healthcare REIT and the resulting designation of the same as an Unrestricted Subsidiary.
     (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any noncash Restricted Payment will be determined by the Company and such determination will be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $50.0 million. Not later than 15 days after the end of any fiscal quarter during which any Restricted Payment is made, the Company will deliver to the Trustee an Officers’ Certificate stating that all Restricted Payments made during such fiscal quarter were permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     Section 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or
     (i) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries,
     (b) make loans or advances to the Company or any of its Restricted Subsidiaries or
     (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:
     (i) the Indenture, the Notes and the Security Documents,
     (ii) the Credit Facility and the Credit Facility Security Documents,
     (iii) applicable law,
     (iv) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred,
     (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,
     (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired,
     (vii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced,
     (viii) the requirements of any Securitization, Warehouse Facility or Residual Funding Facility that are exclusively applicable to any bankruptcy remote Securitization Trust, Warehouse Trust or special purpose Subsidiary of the Company formed in connection therewith,
     (ix) the requirements of any Credit Enhancement Agreement,
     (x) in the case of clause (iii) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to the Liens created thereby or to the extent not constituting Collateral, the Capital Stock of the Person whose assets consist, directly or indirectly, primarily of the real property securing such Indebtedness, provided that such Liens were otherwise permitted to be incurred under the Indenture,
     (xi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,
     (xii) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date,
     (xiii) assignment provisions and provisions with respect to the distribution of assets or property or joint venture or partnership interests in joint venture or partnership agreements and other similar agreements entered into in the ordinary course of business that are customary for such agreements; provided that such provisions in the aggregate, in the opinion of the management of the Company, do not materially and adversely affect the ability of the Company to make principal or interest payments on the Notes, or
     (xiv) restrictions imposed in connection with any Investment not prohibited by Section 4.07 or in connection with any Permitted Investment made pursuant to clauses (d), (e), (f) or (g) of the definition thereof.
     Section 4.09. Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock or preferred stock if the Consolidated Leverage Ratio of the Company, calculated on a pro forma basis after giving effect to the incurrence or issuance of the additional Indebtedness to be incurred or the Disqualified Stock or preferred stock to be issued, would have been less than 4.5 to 1.0.
     (a) The provisions of clause (a) above will not apply to the incurrence of any of the following items of Indebtedness (collectively “Permitted Debt”):
     (i) the existence of the Credit Facility and the Guarantees thereof by the Credit Facility Guarantors and the incurrence by the Company and/or any of the Credit Facility Guarantors of Indebtedness pursuant to the Credit Facility; provided that the aggregate principal amount of all Indebtedness outstanding under the Credit Facility after giving effect to such incurrence, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder, does not at any time exceed the greater of (A) $600 million aggregate principal amount outstanding less the sum of (without duplication) (1) the aggregate amount of any mandatory reduction in commitments made following the Issue Date pursuant to the terms of the Credit Facility plus (2) the aggregate amount of any permanent repayments or permanent prepayments of such Debt with (a) the proceeds of Asset Sales made in accordance with Section 4.10 hereof and (b) the net proceeds of any Additional Notes issued pursuant to clause (v) below, and (B) $200 million aggregate principal amount, provided that this clause (B) shall be deemed to be $0 and unavailable if the Convertible Notes Amount is $100 million or more;

     (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness other than existing HUD Debt;
     (iii) the Indebtedness represented by the July 2004 Notes, the April 2007 Notes, the July 2007 Notes and the Notes and the July 2004 Guarantees, the April 2007 Guarantee, the July 2007 Guarantee;
     (iv) the Intercompany Notes;
     (v) the Notes (including any Guarantees thereof and any Additional Notes) up to a maximum aggregate principal amount of $900 million; provided that the net proceeds from any such incurrences are applied to permanently reduce secured Indebtedness incurred pursuant to clause (i) above (including the permanent reduction of any related commitments thereunder);
     (vi) obligations of the Company and its Restricted Subsidiaries and the Securitization Trusts under Credit Enhancement Agreements in aggregate principal amount not to exceed the total amount of existing and committed obligations of the Company and its Restricted Subsidiaries and the Securitization Trusts under Credit Enhancement Agreements outstanding as of the Issue Date;
     (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to Refinance any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred pursuant to clause (a) of this Section 4.09 or clauses (ii), (iii), (v) or (vi) above;
     (viii) the incurrence by the Company or any of its Restricted Subsidiaries as applicable of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that (A) if the Company, any Guarantor or any I/C Notes Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (b)(viii);
     (ix) the issuance by a Restricted Subsidiary of preferred stock to the Company or to any of the Guarantors or I/C Notes Issuers; provided, however, that any subsequent event or issuance or transfer of any Capital Stock that results in the owner of such preferred stock ceasing to be a Guarantor or I/C Notes Issuer or any subsequent transfer of such preferred stock to a Person other than the Company or any of the Guarantors or I/C Notes Issuers, will be deemed to be an issuance of preferred stock by such Restricted Subsidiary that was not permitted by this clause (ix);
     (x) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) for the purpose of hedging, fixing or capping interest rate risk in connection with any completed or pending Securitization, Warehouse Facility or Residual Funding Facility;

     (xi) Indebtedness of the Company and Guarantees thereof, to the extent the net proceeds thereof are promptly:
     (A) used to purchase Notes tendered in an offer to purchase made as a result of a Change of Control; or
     (B) deposited to defease the Notes as described in Section 8.03;
     (xii) Guarantees of the Notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that was Incurred pursuant to clause (a) of this Section 4.09 (or Refinancing Indebtedness in respect thereof or pursuant to clauses (i), (ii), (x) and (xv) above; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Notes Guarantee, then such Guarantee will be subordinated in right of payment to the Notes or such Notes Guarantee to the same extent as the Indebtedness Guaranteed;
     (xiii) the incurrence of HUD Debt by Restricted Subsidiaries, not to exceed $180.0 million in aggregate principal amount at any time outstanding;
     (xiv) the incurrence by the Company or any Restricted Subsidiary of Non-Recourse Mortgage Debt (other than HUD Debt permitted under clause (xiii) above) established or completed after the Issue Date; provided that (A) the Company receives Proceeds in connection with the incurrence of such Non-Recourse Mortgage Debt in an aggregate principal amount equal to or in excess of 60% of the fair market value of such assets as of the date on which such Non-Recourse Mortgage Debt is incurred, (B) no Event of Default has occurred and is continuing, (C) the Company will treat any Proceeds received in connection with such transaction as Proceeds from an Asset Sale and will apply such Proceeds in accordance with clause (a)(iv) of Section 4.10 including, if applicable, to make a Net Proceeds Offer, and (D) the Company will have delivered an Officer’s Certificate to the Trustee certifying compliance with the foregoing requirements;
     (xv) the incurrence by the Company or any Restricted Subsidiary of Non-Recourse Debt (other than HUD Debt permitted under clause (xiii) above and Non-Recourse Mortgage Debt permitted under clause (xiv) above) established or completed after the Issue Date; provided that (A) the Company receives Proceeds in connection with the incurrence of such Non-Recourse Debt in an aggregate principal amount equal to or in excess of 75% of the fair market value of such assets as of the date on which such Non-Recourse Debt is incurred, (B) no Event of Default has occurred and is continuing, (C) the Company will treat any Proceeds received in connection with such transaction as Proceeds from an Asset Sale and will apply such Proceeds in accordance with clause (a)(iv) of Section 4.10 including, if applicable, to make a Net Proceeds Offer, and (D) the Company will have delivered an Officer’s Certificate to the Trustee certifying compliance with the foregoing requirements; and
     (xvi) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to Refinance or replace any other Indebtedness incurred pursuant to this clause (xvi), not to exceed $50.0 million.
     (b) The Company will not, and will not permit any Restricted Subsidiary of the Company to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Restricted Subsidiary unless such Indebtedness is also contractually subordinated to the Notes, or the

Subsidiary Guarantee of such Restricted Subsidiary (as applicable), on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured.
     (c) The Company may not agree to any Refinancing of Indebtedness under the Credit Facility unless, on or prior thereto, the lenders and/or a collateral agent on behalf of such lenders under the Credit Facility (after giving effect to such refinancing) execute either a joinder to the Intercreditor Agreement or a new intercreditor agreement with the Trustee on terms substantially similar to those of the Intercreditor Agreement; provided that the Company need not comply with this Section 4.09(d) to the extent that any new Indebtedness incurred in connection with such Refinancing is either (i) unsecured or (ii) additional Notes.
     (d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (b)(i) through (b)(xvi) above or is entitled to be incurred pursuant clause (a) above, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to clause (a) above; provided, however, that (x) all Indebtedness outstanding under (A) the Credit Facility on the Issue Date will be deemed to have been incurred pursuant to clause (b)(i) above and (B) the Notes on the Issue Date will be deemed to have been incurred pursuant to clause (b)(v) above, and in each of (A) and (B), the Company will not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date and (y) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in clauses (a) and (b) above, and in that connection will be entitled to treat a portion of such Indebtedness as having been incurred under clause (a) above, and thereafter the remainder of such Indebtedness having been incurred under clause (b) above.
     (e) Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock, as applicable, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness underlying such Guarantee or letter of credit, as the case may be, was subject to and in compliance with this Section 4.09.
     (f) For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

     Section 4.10. Limitation on Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers’ Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of;
     (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are (1) secured by such assets on a basis that is prior to or ratable with the Notes or (2) that are unsecured so long as the subject assets do not constitute Collateral, that are, in either case assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt or effectiveness, as the case may be, to the extent of the cash received, will be deemed to be cash for purposes of this provision;
     (iii) no Event of Default has occurred and is continuing and the Company will have delivered an Officer’s Certificate to the Trustee stating that no Event of Default has occurred and is continuing;
     (iv) Upon receipt of any Proceeds from an Asset Sale:
     (A) the Company may use the lesser of (1) 75% of the aggregate amount of such Proceeds from such Asset Sale and (2) the amount of Indebtedness then outstanding under the Credit Facility, to prepay any Indebtedness (and permanently reduce any corresponding commitment) under the Credit Facility in accordance with the terms thereof;
     (B) if, after the application of clause (a) above, Net Proceeds remain unapplied and such Asset Sale involves the sale or transfer of Shared Collateral, (1) such unapplied Net Proceeds will be delivered to the Trustee for application in accordance with the succeeding clause (2) and (2) a Net Proceeds Offer Trigger Date will be deemed to have occurred and the Company will be required to make a Net Proceeds Offer in accordance with the provisions set forth below;
     (C) if, after the application of clause (a) above, Net Proceeds remain unapplied and such Asset Sale does not involve the sale or transfer of Shared Collateral, the Company will apply, or cause such Restricted Subsidiary to apply, such unapplied Net Proceeds within 365 days (or 90 days in the case of Excess Refinancing Indebtedness or Non-Recourse Debt incurred after the Issue Date) of receipt thereof as follows:

     (1) to prepay any Indebtedness under the Credit Facility or prepay or purchase other secured Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms thereof (and permanently reduce any corresponding commitment);
     (2) to make an investment in Replacement Assets; or
     (3) a combination of prepayment and investment permitted by the foregoing clauses (iv)(C)(1) and (iv)(C)(2).
     (b) On (i) in the case of an Asset Sale not involving Shared Collateral, the 366th day after an Asset Sale (or the 91st day in the case of Excess Refinancing Indebtedness) or such earlier date, if any, as the Company or such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (a)(iv)(C) above, or (ii) in the case of clause (a)(iv)(B) above, the date on which a Net Proceeds Offer Trigger Date is deemed to have occurred (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted or as required by the preceding paragraph (each, a “Net Proceeds Offer Amount”), will be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof will be applied in accordance with this Section 4.10. If holders of Notes do not tender Notes in aggregate principal amount equal to the Net Proceeds Offer Amount for purchase in connection with any Net Proceeds Offer, the Company may use the portion of the Net Proceeds Offer Amount not used to purchase Notes for any purpose not otherwise prohibited by the Indenture. Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount will be reset at zero. Any Net Proceeds Offer shall be conducted in accordance with Section 3.09 hereof.
     (c) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $30.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $30.0 million, will be applied as required pursuant to this clause (c)).
     (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 which transaction does not constitute a Change of Control, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and will comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Proceeds for purposes of this Section 4.10.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease, assign or otherwise transfer for value any of the Primary Direct Collateral other than to the Trustee in accordance with the I/C Notes Security Documents.

     Section 4.11. Limitations of Business Activities. The Company will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.
     Section 4.12. Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into, or be a party to, any transaction or series of related transactions with any Affiliate of the Company or such Restricted Subsidiary (which Affiliate is not the Company or a Restricted Subsidiary) or any Healthcare REIT Entity (so long as such Healthcare REIT Entity is an Affiliate) (each, an “Affiliate Transaction”), except for Affiliated Transactions:
     (a) in the ordinary course of business and pursuant to terms which are not materially less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable and arm’s length transaction with a Person which is not an Affiliate (“Arm’s Length Terms”); or
     (b) (i) involving aggregate consideration less than or equal to $25.0 million and on Arm’s Length Terms,
     (i) involving aggregate consideration in an amount greater than $25.0 million but less than $50.0 million and determined by at least two disinterested officers of the Company to be on Arm’s Length Terms, or
     (ii) with respect to which an opinion as to the fairness to the Company of such Affiliate Transaction, from a financial point of view, has been issued to the Trustee on behalf of the Holders, by an accounting, appraisal or investment banking firm of national standing;
     provided that the following will not be deemed Affiliate Transactions:
     (A) the origination, administration or modification of an Investment Loan (other than an Investment Loan to any Healthcare REIT Entity) or an Investment in Equity Instruments (other than any Investment in Equity Instruments in any Healthcare REIT Entity);
     (B) the exercise of any right or remedy in connection with an Investment Loan (other than an Investment Loan to any Healthcare REIT Entity) or an Investment in Equity Instruments (other than any Investment in Equity Instruments in any Healthcare REIT Entity);
     (C) the making of any Restricted Payment permitted pursuant to the terms of Section 4.07;
     (D) transactions with any CapitalSource Bank Entity entered into solely for the purpose of complying with applicable laws and the CapitalSource Bank Acquisition Agreement;
     (E) any transaction with any CapitalSource Bank Entity solely to the extent that the Company or Restricted Subsidiary that participates in such transaction (1) is required or mandated by the Federal Deposit Insurance Corporation or any other bank regulatory authority having jurisdiction over such Person under applicable bank regulatory law, regulation or guideline to participate in such transaction in order for such Person to comply with its obligations under applicable bank regulatory law, regulation or guideline, (2) cannot otherwise consummate such transaction in compliance with such requirements or mandates on arm’s length terms or (3) is otherwise determined by at least two disinterested officers of the Company to be on Arm’s Length Terms; and
     (F) any transaction with the Healthcare REIT that is not material and does not involve, together with all other transactions involving the Company or any Restricted Subsidiary and any Healthcare REIT Entity that were on terms materially less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate, amounts, consideration and/or value in excess of $15.0 million per calendar year.
     Section 4.13. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their assets, now owned or acquired, other than:
     (a) in the case of any asset that does not constitute Collateral, Permitted Liens; provided that any Lien on such asset will be permitted notwithstanding that it is not a Permitted Lien if all payments due under the Indenture and the Notes are so secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; and
     (b) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.
     In the case of clause (a) above, if the obligations so secured are expressly subordinated by their terms to the Notes, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.
     Section 4.14. Loan Collateral Repayments. At any time that the Existing Credit Agreement is no longer in existence, upon the occurrence of any Loan Collateral Trigger Date, the Company will make an offer to purchase (the “Loan Collateral Repayments Offer”) from all Holders on a date (the “Loan Collateral Repayments Payment Date”) not less than 30 nor more than 60 days prior to the applicable interest payment date, from all Holders on a pro rata basis (equal to $1,000 or an integral multiple thereof), that amount of Notes equal to 75% of the Loan Collateral Repurchase Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase (the “Loan Collateral Repayments Amount”). If Holders do not tender Notes in aggregate principal amount equal to the Loan Collateral Repayments Amount for purchase in connection with any offer to purchase pursuant to this Section 4.14 or Loan Collateral Net Proceeds otherwise remain unapplied following any offer to purchase pursuant to this Section 4.14, the Company may use the portion of the Loan Collateral Net Proceeds not used to purchase Notes for any purpose not otherwise prohibited by this Indenture. Any Loan Collateral Repayments Offer shall be conducted in accordance with Section 3.09 hereof.
     Section 4.15. Change of Control. Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes, pursuant to the offer described below (the “Change of Control Offer”), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). Any Change of Control Offer shall be conducted in accordance with Section 3.09 hereof.

     Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     Section 4.16. Capacity to Repay Subordinated Convertible Notes. The Company will not at any time have less capacity to make Restricted Payments pursuant to clause (a)(iv)(C) of Section 4.07 (taken together with any other baskets available for the purchase of subordinated Indebtedness) than the aggregate principal amount of Restricted Payment capacity required to repay all Convertible Notes (or Permitted Refinancing Indebtedness in respect thereof) with a Stated Maturity of principal coming due within 30 days; provided that this covenant shall not apply to any Convertible Notes (or Permitted Refinancing Indebtedness in respect thereof) with all Stated Maturities of principal occurring not less than 91 days following the final Stated Maturity of the Notes. For the purposes of this Section 4.16, the refinancing of subordinated Indebtedness with Equity Interests contemplated by clause (b)(ii) of Section 4.07 be deemed to be “substantially concurrent” if such refinancing occurs within 60 days of the issuance of such Equity Interests.
     Section 4.17. Corporate Existence. Subject to Section 4.15 and Article 5 hereof, as the case may be, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
     Section 4.18. Additional Guarantors or I/C Notes Issuers. If any of the Company’s Restricted Subsidiaries that is not a Credit Facility Guarantor issues a guarantee of the obligations under the Credit Facility, then the Company will cause such Restricted Subsidiary to:
     (a) (i) execute a Notes Guarantee and a supplemental indenture in a form reasonably satisfactory to the Trustee or (ii) execute and deliver to the Company an Intercompany Note (which Intercompany Note will be pledged to the Trustee as Primary Direct Collateral); and in each such case, execute and deliver such documentation mutatis mutandis with respect to collateral as will be necessary to provide for the Liens securing the Notes described in the Security Documents; and
     (b) deliver to the Trustee an Opinion of Counsel, upon which the Trustee may conclusively rely, that such Notes Guarantee or such Intercompany Note, as applicable, has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, and that such obligations have the benefit of a valid, perfected, first priority security interest in the Collateral, in each case subject to customary qualifications.
     Thereafter, such Restricted Subsidiary will be a Guarantor or an I/C Notes Issuer, as applicable, for all purposes of the Indenture.

     Section 4.19. Limitation on Investment Company Status. The Company and its Subsidiaries will not take any action, or otherwise permit to exist any circumstances, that would require the Company to register as an “investment company” under the Investment Company Act of 1940, as amended.
     Section 4.20. Impairment of Security Interest. The Company will not, and will not permit any Restricted Subsidiary to, take, or knowingly or grossly negligently omit to take, any action, which action or omission would have the effect of causing a Lien to be created in favor of the Collateral Agent or the Credit Facility Secured Creditors on any property or assets of the type that would constitute Collateral unless a Lien is created in favor of the Collateral Agent for the benefit of the Notes Secured Creditors (either directly or, in the case of any Lien on assets of an I/C Notes Issuer, as assignee of the Company) with respect to such property or assets. Such Lien in favor of the Collateral Agent for the benefit of the Notes Secured Creditors will at all times be in accordance with the provisions of the Indenture and the Security Documents.
     The Company will not, and the Company will not permit any Restricted Subsidiary to, take, or knowingly omit to take, any action that would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the incurrence of Permitted Collateral Liens will, under no circumstances, be deemed to materially impair the security with respect to the Collateral) for the benefit of the Trustee and the Holders of the Notes, and the Company will not, and the Company will not permit any Restricted Subsidiary to, grant to any person other than the Trustee, for the benefit of the Holders, with respect to the Primary Direct Collateral, and the Collateral Agent, for the benefit of the holders of the Intercompany Notes with respect to the Shared I/C Notes Collateral and the Notes Secured Parties with respect to the Shared Direct Collateral, any interest whatsoever in any of the Collateral, except that the Company may incur Permitted Collateral Liens and the Collateral may be discharged and released in accordance with the Indenture, the Security Documents and the Intercreditor Agreement; provided that the Intercompany Notes may not be amended, extended, renewed, restated, supplemented, replaced or otherwise modified or replaced in a manner that would materially adversely affect the holders of the Notes, (a) except to allow for the discharge or release of the Intercompany Notes in accordance with the provisions of the Indenture and the Intercreditor Agreement or the incurrence of Permitted Collateral Liens, or (b) unless contemporaneously with such amendment, extension, renewal, restatement, supplement, modification or renewal, the Company delivers to the Trustee, either:
     (i) a solvency opinion from an independent financial advisor, the choice of such financial advisor to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld), confirming the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement; or
     (ii) an Opinion of Counsel, upon which the Trustee may conclusively rely, opining that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Intercompany Notes so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens.
     Section 4.21. Limitation on the Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries. The Company will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

     (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary, and
     (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.
     The Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.
     Section 4.22. Maintenance of Insurance, Properties, Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted in accordance with industry standards and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts, with such deductibles, and against at least such risks (but including in any event public liability, casualty product liability and business interruption expense coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business.
ARTICLE 5
SUCCESSORS
     Section 5.01. Merger, Consolidation or Sale of Assets.
     (a) The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into any person (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:
     (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized or existing under the laws of the United States, any state thereof or the District of Columbia;
     (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
     (iii) immediately before and after such transaction no Default or Event of Default exists; and
     (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the end of the applicable fiscal quarter, be permitted to incur at least $1.00 of additional

Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in clause (a) of Section 4.09.
     (b) Each Guarantor and I/C Notes Issuer (other than any Guarantor or I/C Notes Issuer whose Notes Guarantee or Intercompany Note, as the case may be, is to be released in accordance with the terms of the Notes Guarantee or Intercompany Note, as applicable, and the Indenture in connection with any transaction complying with Section 4.10) will not, and the Company will not cause or permit any Guarantor or I/C Notes Issuer to, consolidate with or merge with or into any Person other than the Company or another Credit Party unless:
     (i) the entity or Person the I/C Notes Issuer or entity formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States or any State thereof or the District of Columbia;
     (ii) the entity or Person formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all of the obligations of the applicable Guarantor under its Notes Guarantee or the applicable I/C Notes Issuer under its Intercompany Note;
     (iii) immediately before and after giving effect to such transaction, no Default or Event of Default exists; and
     (iv) except in the case of a merger of a Guarantor or I/C Notes Issuer with or into a Wholly Owned Restricted Subsidiary of the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(iv) above.
     (c) The following additional conditions will apply to each transaction described in clauses (a) and (b) above:
     (i) the Company, such Guarantors, such I/C Notes Issuer or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any Security Interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;
     (ii) the Collateral owned by or transferred to the Company, such Guarantor, such Credit Facility Guarantor or the relevant surviving entity, as applicable, will:
     (A) continue to constitute Collateral under the Indenture and the Security Documents;
     (B) (1) in the case of Direct Collateral, be subject to the Lien in favor of the Trustee for the benefit of the Holders and (2) in the case of Shared I/C Notes Collateral, be subject to the Lien in favor of the Collateral Agent on behalf of Company; and
     (C) not be subject to any Lien other than Liens permitted by the Security Documents;

     (iii) the assets of the Person which is merged or consolidated with or into the relevant surviving entity, to the extent that they are assets of the types which would constitute Collateral under the Security Documents and which would be required to be pledged thereunder, will be treated as After Acquired Property and such surviving entity will take such action as may be reasonably necessary to cause such assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture; and
     (iv) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, upon which the Trustee may conclusively rely, each stating that such transaction and, if a supplemental indenture or supplemental Security Documents are required in connection with such transaction, such supplemental indenture and Security Documents comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture and Security Documents are enforceable, subject to customary qualifications.
     Section 5.02. Successor Corporation Substituted. Upon any consolidation, combination or merger of the Company, a Guarantor or an I/C Notes Issuer, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company or such Guarantor or I/C Notes Issuer is not the continuing obligor under the Notes or such I/C Notes Issuer’s Intercompany Note, the surviving entity formed by such consolidation or into which the Company or such Guarantor or I/C Notes Issuer is merged or to which the transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor or I/C Notes Issuer under this Indenture, the Notes, the Security Documents, the Note Guarantees, and the Intercompany Notes with the same effect as if such surviving entity had been named therein as the Company or such Guarantor or I/C Notes Issuer and, except in the case of a transfer, the Company or such Guarantor or I/C Notes Issuer, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Intercompany Note, as the case may be, and all of the Company’s or such Guarantor’s or I/C Notes Issuer’s other obligations and covenants under the Notes, this Indenture, the Security Documents, such Guarantor’s Notes Guarantee and such I/C Notes Issuer’s Intercompany Note, if applicable; provided that in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, Guarantor or I/C Notes Issuer, the predecessor Company, Guarantor or I/C Notes Issuer will not be released or discharged from the obligation to pay the principal of or interest on the Notes or such I/C Notes Issuer’s Intercompany Note, as the case may be.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01. Events of Default. Each of the following constitutes an “Event of Default”:
     (a) default in the payment when due of interest on, or Additional Interest with respect to, the Notes, which default continues for 30 consecutive days;
     (b) default in payment when due of the principal of or premium, if any, on the Notes;
     (c) default by the Company in the performance of its obligations in the covenants or other agreements described in Sections 4.10, 4.14 and 4.15;
     (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or any Collateral Agreement or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of sixty (60) consecutive days after written notice by the Trustee to the Company or by the holders of 25% or more in aggregate principal amount of the Notes to the Company (with a copy to the Collateral Agent);
     (e) there occurs with respect to any Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more, whether such Indebtedness now exists or is created after the Issue Date, (i) an event of default that has caused the holder of such Indebtedness to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled or waived within thirty (30) days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within thirty (30) days of such payment default;
     (f) one or more judgments, orders, decrees or arbitration awards are entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $20.0 million or more and all such judgments, orders, decrees or arbitration awards have not been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;
     (g) except as permitted by the Indenture, any Subsidiary Guarantee will be held in a judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee;
     (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary other than the Healthcare REIT or any other Unrestricted Subsidiary (other than CapitalSource Bank) pursuant to or within the meaning of any Bankruptcy Code:
     (i) commences a voluntary case,
     (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,
     (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
     (iv) makes a general assignment for the benefit of its creditors, or
     (v) admits in writing its inability generally to pay its debts as the same become due;
     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Code that:
     (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary other than the Healthcare REIT or any other Unrestricted Subsidiary (other than CapitalSource Bank) in an involuntary case in which it is the debtor,

     (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary other than the Healthcare REIT or any other Unrestricted Subsidiary (other than CapitalSource Bank) or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary other than the Healthcare REIT or any other Unrestricted Subsidiary (other than CapitalSource Bank), or
     (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary other than the Healthcare REIT or any other Unrestricted Subsidiary (other than CapitalSource Bank), and the order or decree contemplated in clause (i), (ii) or (iii) remains unstayed and in effect for sixty (60) consecutive days;
     (j) any Intercompany Note of any I/C Notes Issuer ceases to be in full force and effect, or any Intercompany Note of any I/C Notes Issuer is declared to be null and void and unenforceable, or any Intercompany Note is found to be invalid or any I/C Notes Issuer denies its liability under its Intercompany Note (other than by reason of release of an I/C Notes Issuer in accordance with the terms of the Indenture);
     (k) (1) default by the Company, any Guarantor or any I/C Notes Issuer in the performance of the Security Documents which (A) adversely affects the enforceability, validity, perfection or priority of the Trustee’s Lien on the Primary Direct Collateral or which adversely affects the condition or value of the Primary Direct Collateral, taken as a whole, in any material respect or (B) adversely affects the enforceability, validity, perfection or priority of the Collateral Agent’s Lien on the Shared Collateral or which adversely affects the condition or value of the Shared Collateral, taken as a whole, in any material respect, (2) repudiation or disaffirmation by the Company, any Guarantor or any I/C Notes Issuer of its obligations under the Security Documents or (3) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company, any Guarantor or any I/C Notes Issuer for any reason; and
     (l) the Intercreditor Agreement ceases to be in full force and effect, is declared to be null and void or unenforceable or is found to be invalid.
     Section 6.02. Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and the Trustee, if given by the Holders) specifying the respective Event of Default and that it is a “notice of acceleration”. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (h) or (i) of Section 6.01 above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.
     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
     Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.03 and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest begins to accrue on any Notes. The additional interest will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default will have been cured or waived). On such 120th day (or earlier, if such Event of Default will have been cured or waived prior to such 120th day), such special interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay additional interest upon an Event of Default in accordance with this Section 6.02, the Notes will be subject to acceleration as provided above. If the Company elects to pay such additional interest, it will notify the Trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.
     In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (e) of Section 6.01 will be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within thirty (30) days after the declaration of acceleration with respect thereto.
     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, subject to the Intercreditor Agreement, pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 6.04. Waiver of Past Defaults. Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

     Section 6.05. Control by Majority. Subject to Sections 7.01(e) and 7.02(f), Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.
     Section 6.06. Limitation on Suits. A Holder may pursue, subject to the Intercreditor Agreement in the case of remedies involving Shared Collateral, a remedy with respect to this Indenture or the Notes only if:
     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and the provision of security or indemnity; and
     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor under the Notes for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any I/C Notes Issuer (or any other obligor upon the Notes or Intercompany Notes, as the case may be), their creditors or their property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. Subject to the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6 or pursuant to any of the Security Documents, it will, after complying with the terms of the Intercreditor Agreement, pay out the money in the following order:
     FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and
     THIRD: to the Company, or to such party as a court of competent jurisdiction will direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
     Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing of which it has knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, the Security Documents or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Documents or the TIA and no others, and no implied covenants or obligations will be read into this Indenture or the Security Documents against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof and the Trustee will be entitled from time to time to request such direction.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
     (e) No provision of this Indenture or the Security Documents will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     Section 7.02. Rights of Trustee.
     (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and will be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company, to the extent reasonably required by such inquiry or investigation.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within ninety (90) days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     Section 7.04. Trustee’s Disclaimer. The Trustee will not be responsible for, and makes no representation as to the validity or adequacy of, this Indenture, the Notes or the Collateral, it will not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Sections 6.01(a) and (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
     Section 7.06. Reports by Trustee to Holders. Within sixty (60) days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Sections 313(b)(1) and 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).
     A copy of each report at the time of its mailing to the Holders of Notes will be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.
     Section 7.07. Compensation and Indemnity. The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent lawful, the Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, including, without limitation, any and all costs, expenses, fees, indemnities and other sums owing to the Trustee by the Company or any I/C Note Issuer in connection with (i) collecting or enforcing any Obligations owed under the Security Documents, (ii) in realizing on or protecting or preserving any security therefor, or (iii) for taking any action under or otherwise in connection with any Security Document. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Company will indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorney’s fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture and any Security Document against the Company or any I/C Notes Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any I/C Notes Issuer of its obligations hereunder or thereunder, except to the extent that the Company has been materially prejudiced by such failure. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company will not pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee will have, and is hereby granted, a Lien prior to the Notes on all money or property held or received by the Trustee pursuant to this Indenture or any Security Document (subject to the terms of the Intercreditor Agreement), except that held in trust to pay principal, interest and Additional Interest, if any, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee’s right to receive payment of any amounts due under this Section 7.07 will not be subordinate to any other Company Indebtedness.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

     The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;
     (c) a Custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to the Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
     Section 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation, without any further act, will be the successor Trustee; provided, such corporation or association will be otherwise eligible and qualified under this Article 7 and will notify the Company of its succession hereunder.
     Section 7.10. Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities, and has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
     Section 7.11. Preferential Collection of Claims Against the Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE 8
DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     Section 8.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as set forth below) as to all outstanding Notes when:
     (a) either:
     (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited, or caused to be deposited with the Trustee, funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;
     (c) the Company has paid all other sums payable under this Indenture by the Company; and
     (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the applicable Redemption Date, as the case may be.

In addition, the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, upon which the Trustee may conclusively rely, stating that all conditions precedent under this Indenture to satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the foregoing paragraphs, the Company’s Obligations in Article 2 and in Sections 4.01, 4.02, 7.07, 7.08, 8.07 and 8.08 will survive until the Notes are no longer outstanding. After the Notes are no longer outstanding, the Company’s Obligations in Sections 7.07, 8.07 and 8.08 will survive.
     After such delivery or irrevocable deposit, the Trustee, upon request, will acknowledge in writing the discharge of the Company’s Obligations under the Notes and this Indenture except for those surviving Obligations specified above.
     Section 8.02. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have all of its obligations discharged with respect to the outstanding Notes pursuant to Section 8.03 or elect to have its obligations released with respect to certain covenants in this Indenture pursuant to Section 8.04 hereof and, in either case, upon compliance with the conditions set forth below in this Article 8.
     Section 8.03. Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due or on the Redemption Date, as the case may be, from the trust referred to in Section 8.05(a); (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.02 hereof; (c) the rights, powers, trusts, duties and immunities of the Trustee, including without limitation thereunder, Sections 7.07, 8.06, 8.07 and 8.08 hereunder and the Company’s obligations in connection therewith; and (d) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 hereof.
     Section 8.04. Covenant Defeasance. Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, the Company will, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 4.22 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or its Subsidiaries may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04, subject to the satisfaction of the conditions set forth in Section 8.05 hereof, Sections 6.01(a) through 6.01(f) and Sections 6.01(i) through Section 6.01(k) hereof will not constitute Events of Default.
     Section 8.05. Conditions to Legal or Covenant Defeasance. The following will be the conditions to the application of either Section 8.03 or 8.04 hereof to the outstanding Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (i) cash in United States dollars, (ii) non-callable U.S. Government Obligations or (iii) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest and Additional Interest on the outstanding Notes on the stated maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
     (b) in the case of an election under Section 8.03 hereof, the Company will have delivered to the Trustee an Opinion of Counsel in the United States, upon which the Trustee may conclusively rely, confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of an election under Section 8.04 hereof, the Company will have delivered to the Trustee an Opinion of Counsel in the United States, upon which the Trustee may conclusively rely, confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01(h) and (i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);
     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (f) the Company will have delivered to the Trustee an Opinion of Counsel, upon which the Trustee may conclusively rely, to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;
     (g) the Company will have delivered to the Trustee an Officers’ Certificate, upon which the Trustee may conclusively rely, stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;
     (h) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, upon which the Trustee may conclusively rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
     (i) the Trustee will have received such other documents and assurances as the Trustee will have reasonably required.
     Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     Section 8.06. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.07 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Anything in this Article 8 to the contrary notwithstanding, subject to the payment of any monies owed to the Trustee under Section 7.07 hereof, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company, and be relieved of all liability with respect to, any money or non-callable U.S. Government Obligations held by it as provided in Section 8.05 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 8.07. Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Additional Interest, if any, has become due and payable will be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 8.08. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
     Section 9.01. Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may, without the consent of any Holder, amend or supplement this Indenture, the Notes, any Notes Guarantee, any Security Document or the Intercreditor Agreement, as applicable:
     (a) to cure any ambiguity, defect or inconsistency;
     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (c) to provide for the assumption of the Company’s obligations to the Holders in the case of a merger or consolidation;
     (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;
     (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;
     (f) to evidence and provide for the acceptance of appointment hereunder of a successor trustee;

     (g) to add one or more Guarantors under the Indenture or I/C Notes Issuers under the Security Documents;
     (h) to provide for the issuance of Additional Notes being issued in accordance with clause (b)(v) of Clause 4.09;
     (i) to add any additional assets to the Collateral or provide for any perfection actions with respect to any Collateral;
     (j) to join the authorized representative of the holders of any Refinancing to the Intercreditor Agreement in accordance with the terms thereof;
     (k) to amend any Security Document or waive any provision thereof in accordance with the terms of such Security Document (except to the extent the consent of any Holder is required by the terms thereof); or
     (l) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by this Indenture and the Security Documents.
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     Section 9.02. With Consent of Holders. Except as provided below in this Section 9.02, this Indenture, the Notes, any Notes Guarantee or the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing Default or compliance with any provision of this Indenture, the Notes, any Notes Guarantee or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with or a tender offer or exchange offer for the Notes).
     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but will not be obligated to, enter into such amended or supplemental indenture.
     It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment,

supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, any Notes Guarantee, the Security Documents or the Intercreditor Agreement. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):
     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions of Sections 4.10, 4.14 or 4.15);
     (c) reduce the rate of or change the time for payment of interest on any Note;
     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (e) (1) release any Guarantor or I/C Notes Issuer from any of its obligations under its Notes Guarantee or Intercompany Note, as the case may be, other than in accordance with the terms of the Indenture or (2) adversely change any Notes Guarantee, Intercompany Note or the Holders’ Liens in the Collateral or the priority thereof or release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided for in the Indenture and the Security Documents;
     (f) make any Note payable in money other than that stated in the Notes;
     (g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the right of each Holder to receive payments of principal of or premium, if any, or interest on the Notes or to bring suit to enforce such payment, or;
     (h) waive a redemption payment with respect to any Note (other than a payment required Sections 4.10, 4.14 or 4.15); or
     (i) make any change in the foregoing amendment and waiver provisions of this Article 9.
     In addition, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes then outstanding, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
     (a) modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to such Holder other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreement; or

     (b) modify the Intercreditor Agreement in any manner materially adverse to such Holder other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreement.
     Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect to the same extent this Indenture is required to comply by its terms or otherwise.
     Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee will, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
     Section 9.06. Trustee to Sign Amendments, Etc. The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
     Section 9.07. Information Regarding Holder Consents, Etc. Upon request of the Collateral Agent or the Company, the Trustee is hereby authorized and directed to provide the Collateral Agent (with a copy to the Company), for the purposes of determining the Required Creditors (as defined in the Intercreditor Agreement), with information regarding the number or percentage of Holders that have consented to, approved, waived or taken any other action with respect to any matter in connection with this Indenture (including Section 10.09 hereof), the Intercreditor Agreement or any Security Document.
ARTICLE 10
COLLATERAL AND SECURITY DOCUMENTS
     Section 10.01. Security Documents and Intercreditor Agreement; Additional Collateral.
     (a) Security Documents. In order to secure the due and punctual payment of the Notes, and the other amounts payable to the Trustee hereunder, the Company and each Guarantor will, and the Company will cause the I/C Notes Issuers to, on the Issue Date enter into the applicable Security

Documents to create the Security Interests and for related matters. Any Subsidiary that executes a Notes Guarantee or an Intercompany Note in accordance with Section 4.18 hereof will, in connection therewith, become a party to each applicable Security Document as will be necessary or appropriate to grant and create a valid Lien on, and security interest in, the personal property of such Subsidiary of the type described in the Credit Facility Security Documents, subject to no Liens other than Permitted Collateral Liens.
     (b) Each Holder, by accepting a Note, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as the same may be in effect or may be amended, modified, supplemented or replaced from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to perform its obligations (if any) and exercise its rights thereunder in accordance therewith.
     Section 10.02. Recording, Etc.
     (a) The Company and each Guarantor will, and the Company will cause each I/C Notes Issuer to, take or cause to be taken all action required or desirable to maintain, perfect, preserve and protect the Security Interests in the Collateral granted by the Security Documents, to the extent required thereby, including, but not limited to, causing all financing statements, the Security Documents (or a short form version thereof) and other security documents, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property to be promptly recorded, registered and filed, and at all times to be kept recorded and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral, in each case, to the extent required by the Security Documents. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such recordings or filings are so required.
     The Company and each Guarantor will, from time to time, promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and Taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Notwithstanding the foregoing, the Trustee will not have any duty or obligation to ascertain whether any such fees, charges and Taxes are required to be paid at any time.
     (b) The Company will furnish or cause to be furnished to the Trustee, at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of the Opinions of Counsel delivered on the Issue Date to the Initial Purchasers.
     Section 10.03. Possession, Use and Release of Collateral.
     (a) Unless an Event of Default or an event of default under the Credit Agreement has occurred and is continuing, the Company, each Guarantor and each I/C Notes Issuer will have the right to remain in possession and retain exclusive control of the Collateral (other than any Primary Direct Collateral and other than as set forth in the Security Documents).
     (b) Each Holder, by accepting a Note, acknowledges that, subject to the terms of the Security Documents:
     (i) upon any Guarantor or I/C Notes Issuer, as the case may be, ceasing to be a Guarantor or I/C Notes Issuer, as the case may be, in accordance with the terms of the Indenture, the Shared Direct Collateral or Primary Direct Collateral and Shared I/C Notes Collateral, as the

case may be, of such Person will be released from the Lien of this Indenture and the Security Documents and such Person will be released from its obligations under its Notes Guarantee or Intercompany Note, as the case may be;
     (ii) upon satisfaction of all of the conditions set forth under Section 8.01, all Collateral will be released from the Lien of this Indenture and the Security Documents; and
     (iii) Shared Collateral may generally be released in connection with an asset sale or other disposition otherwise permitted hereunder, provided that during the continuance of a Default or Event of Default, no release, sale or other disposition of the Shared Collateral in connection with an Asset Sale will be made without the consent of the Trustee, except as permitted by the Intercreditor Agreement. Unless a Default or Event of Default has occurred and is continuing, upon release of any such Shared Collateral by the Credit Facility Secured Creditors, the Trustee, the Company or the Collateral Agent at the direction of the Trustee, as the case may be, will, to the extent it holds a Lien on such Shared Collateral, release its Lien on such Shared Collateral.
     (c) Without limiting the ordinary course activities permitted by the Security Documents or the other activities permitted by this Indenture, the Credit Parties may, in connection with the formation of the Healthcare REIT, cause the liens on the underlying healthcare net-lease business to be released; provided that the Security Documents provide for the creation of new liens on any proceeds received by the Credit Parties in connection therewith.
     Section 10.04. Reserved.

     Section 10.05. Trust Indenture Act Requirements.
     (a) The Company will comply with the provisions of TIA Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA, except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA Section 314(b)(2), the Company will furnish such opinion within 30 days after July 31 in each year, beginning with July 31, 2010.
     (b) Any release of Collateral permitted by Section 10.03 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, following qualification of this Indenture under the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such Officer’s Certificate or Opinion of Counsel.
     (c) If any Collateral is released in accordance with this Indenture or any Security Document, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) (to the extent applicable following qualification of this Indenture under the TIA) in connection with such release and, based on such determination, will, upon request, deliver a certificate to the Collateral Agent and the Company setting forth such determination.
     Section 10.06. Suits to Protect the Collateral. Subject to the provisions of the Security Documents, the Trustee will have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Notes Secured Creditors in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders or the Trustee).
     Section 10.07. Purchaser Protected. In no event will any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or the Collateral Agent, as the case may be, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor will any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company, to make any such sale or other transfer.
     Section 10.08. Powers Exercisable by Receiver or Trustee. In case the Collateral will be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee will be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 10.
     Section 10.09. Determinations Relating to Collateral. In the event (a) the Trustee will receive any written request from the Company, any Guarantor, any I/C Notes Issuer or the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s, such Guarantor’s or such I/C Notes Issuer’s obligations with respect thereto or (b) there will be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (c) a Responsible Officer of the Trustee will become aware of any nonperformance by the Company, any Guarantor or any I/C Notes Issuer of any covenant or any breach of any representation or warranty of the Company, any Guarantor or any I/C Notes Issuer set forth in any Security Document, and, in the case of clause (a), (b) or (c) above, the Trustee’s response or action is not otherwise permitted or specifically contemplated hereunder or under the Intercreditor Agreement or the Security Documents then, in each such event, the Trustee will, within seven (7) Business Days, advise the Holders, in writing and at the Company’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority or, to the extent specified in the Security Documents, 66 2/3%, in aggregate principal amount of the outstanding Notes pursuant to Section 6.05 will have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (a), (b) and (c) above. In the event the Trustee will be required to respond to any of the circumstances contemplated in this Section 10.09, the Trustee will not be required so to respond unless it will have received written authority by not less than a majority or, to the extent specified in the Security Documents, 66 2/3%, in aggregate principal amount of the outstanding Notes; provided that the Trustee will be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which will be reimbursed to the Trustee pursuant to Section 7.07). The Trustee will be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

     Section 10.10. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers an Officers’ Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8 and such other documents and/or funds as are required to be delivered or paid pursuant to Article 8, the Trustee will (a) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, appropriate) as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents and (b) not be deemed to hold the Liens for the benefit of the Trustee and the Holders.
ARTICLE 11
GUARANTEES
     Section 11.01. Guarantees.
     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
     (i) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) Subject to Section 11.02, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the Notes or this Indenture or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (B) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
     Section 11.02. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
     Section 11.03. Execution and Delivery of Guarantee. To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
     Section 11.04. Release of Guarantor. In the event a Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale or disposition of all or substantially all of its assets (other than by lease) and whether or not the Guarantor is the surviving corporation in such transaction) to a Person which is not the Company, a Restricted Subsidiary or any of their Affiliates, such Guarantor will be released from its obligations under its Notes Guarantee if:
     (a) the sale or other disposition is in compliance with the Indenture; and
     (b) all the obligations of such Guarantor under any Guarantees relating to any Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Guarantor will be released from its obligations under its Notes Guarantee if the Company designates such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.
ARTICLE 12
I/C NOTES ISSUERS
     Section 12.01. Intercompany Note; Contribution Agreement.
     (a) The Company will cause each Credit Facility Guarantor that is not a Guarantor to execute and deliver an Intercompany Note substantially in the form of Exhibit E executed on behalf of such Credit Facility Guarantor, by manual or facsimile signature, by an Officer of such Credit Facility Guarantor. The obligation of each I/C Notes Issuer under its Intercompany Note and under the Contribution Agreement will be limited to a maximum amount equal to the lesser of (i) the outstanding principal amount of its Intercompany Note and (ii) the maximum liability which could be assessed against such I/C Notes Issuer without rendering such I/C Notes Issuer insolvent. The Company will pledge each Intercompany Note to the Trustee for the benefit of the Holders pursuant to the terms of the Pledge and Assignment Agreement as security for the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture and the Notes, whether for principal of or premium, if any, or interest on the Notes, expenses, indemnification or otherwise. The obligations of each I/C Notes Issuer in respect of its Intercompany Note will be deemed satisfied by the payment by the Company of its obligations under the Notes. Further, the outstanding amount of the obligations of each I/C Notes Issuer under such I/C Notes Issuer’s Intercompany Note will be reduced by an amount equal to the principal amount of Notes surrendered to the Trustee for cancellation following any redemption or repurchase by the Company or any Subsidiary of such Notes. In addition, the Intercompany Notes will be deemed satisfied and discharged upon satisfaction of all of the conditions set forth in Section 8.01 and upon any Legal Defeasance or Covenant Defeasance as set forth under Sections 8.03 and 8.04.
     (b) The Company will cause each of the I/C Notes Issuers to enter into a contribution agreement substantially in the form attached hereto as Exhibit H (the “Contribution Agreement”) that would enable each I/C Notes Issuer to receive a contribution from the other I/C Notes Issuers to the extent any such I/C Notes Issuer makes a payment on its Intercompany Note.
     Section 12.02. Releases of Obligations Under Intercompany Notes. In the event an I/C Notes Issuer is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale or disposition of all or substantially all of its assets (other than by lease) and whether or not the I/C Notes Issuer is the surviving corporation in such transaction) to a Person which is not the Company, a Restricted Subsidiary or any of their Affiliates, such I/C Notes Issuer will be released from its obligations under its Intercompany Note if:
     (a) the sale or other disposition is in compliance with this Indenture, including Sections 4.10 and 5.01; and
     (b) all the obligations of such I/C Notes Issuer under any Guarantees relating to any Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect of the foregoing, upon which the Trustee may conclusively rely, the Trustee will execute any documents reasonably required in order to evidence the release of any I/C Notes Issuer from its Obligation under its Intercompany Note and the Security Documents. In addition, an I/C Notes Issuer will be released from its obligations under its Intercompany Note if the Company designates such I/C Notes Issuer as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.
ARTICLE 13
APPLICATION OF TRUST MONIES
     Section 13.01. Trust Monies. All Trust Monies will be held by or delivered to the Trustee, for its benefit and the benefit of the Holders in accordance with the provisions of this Indenture and the applicable Security Documents.
     On the Issue Date there will be established, and, at all times hereafter until this Indenture will have terminated, there will be maintained with the Trustee, the Collateral Account. The Collateral Account will be established and maintained by the Trustee at its corporate trust offices located in New York. All Trust Monies that are received by the Trustee will be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article 13.
     Section 13.02. Retirement of Notes. The Trustee will apply Trust Monies from time to time (a) to the payment of the principal amount of any Notes when due or to the redemption thereof or the purchase thereof upon tender pursuant to Section 4.10, (b) to cure any Event of Default hereunder or (c) to the extent not required to be applied pursuant to Sections 4.10 or 4.14, to the payment of the principal of, premium, if any, and interest on any Notes at maturity or upon redemption or retirement, or to the purchase of Notes upon tender or in the open market or otherwise, in each case as the Company will request in writing, upon receipt by the Trustee of the following:
     (a) A written request by a proper Officer of the Company directing the application pursuant to this Section 13.02 of a specified amount of Trust Monies and, in case any such monies are to be applied to the payment of Notes, designating the Notes so to be paid and, in case any such monies are to be applied to the purchase or redemption of Notes, prescribing the method of purchase or redemption, the price or prices to be paid and the maximum principal amount of Notes to be purchased or redeemed and any other provisions of this Indenture governing such purchase or redemption;
     (b) U.S. legal tender in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash will be held by the Trustee in trust for such purpose;
     (c) an Officers’ Certificate, dated not more than five (5) Business Days prior to the date of the relevant application stating:
     (i) that no Default or Event of Default exists unless such Default or Event of Default would be cured thereby; and
     (ii) that all conditions precedent and covenants herein provided for relating to such application of Trust Monies have been complied with; and
     (d) an Opinion of Counsel, upon which the Trustee may conclusively rely, stating that the documents and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Monies have been complied with.
     Upon compliance with the foregoing provisions of this Section, the Trustee will apply Trust Monies as directed and specified by such written request of such proper Officer, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the U.S. legal tender deposited pursuant to paragraph (b) of this Section 13.02, to the extent necessary, to pay any accrued interest required in connection with such purchase.
     A written request of such proper Officer expressed to be irrevocable directing the application of Trust Monies under this Section 13.02 to the payment of the principal of particular Notes will, for all purposes of this Indenture, be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Monies and any U.S. legal tender deposited with the Trustee pursuant to paragraph (b) of this Section 13.02 for the payment of accrued interest will not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Monies.
     Section 13.03. Withdrawal of Trust Monies for Reinvestment. To the extent that any Trust Monies consist of Net Proceeds received by the Trustee pursuant to Section 4.10 hereof and the Company, any Guarantor or any I/C Notes Issuer, as applicable, is permitted to, and intends to reinvest such Net Proceeds to acquire Replacement Assets, such Trust Monies may be withdrawn by the Company and will be paid by the Trustee upon a written request by the Company by a proper Officer or Officers of the Company to reimburse the Company or any I/C Notes Issuer, as applicable, for expenditures made or to pay costs incurred by the Company or any I/C Notes Issuer, as applicable, to acquire Replacement Assets, upon receipt by the Trustee of the following:
     (a) An Officers’ Certificate, dated not more than thirty (30) days prior to the date of the application for the withdrawal and payment of such Trust Monies, stating in substance as follows:
     (i) that the Trust Monies to be released constitute Net Cash Proceeds from an Asset Sale;
     (ii) setting forth with particularity the investment or acquisition to be made with such Trust Monies;
     (iii) that the release of the Trust Monies complies with all applicable terms of this Indenture;
     (iv) that there is no Default or Event of Default (both before and after giving effect to the acquisition of such Replacement Assets) continuing; and
     (v) that all conditions precedent herein provided for relating to the release of the Trust Monies in question have been provided.
     (b) An Opinion of Counsel, upon which the Trustee may conclusively rely, stating that (i) all of the Company’s or the applicable I/C Notes Issuer’s right, title and interest in and to such personal property are then subject to the Lien of the Security Documents and (ii) the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein and in the Security Documents relating to such application of Trust Monies have been complied with.

     Section 13.04. Withdrawal of Trust Monies Constituting Net Insurance Proceeds. To the extent that any Trust Monies consist of Net Insurance Proceeds, such Trust Monies may be withdrawn by the Company and will be paid by the Trustee upon a written request by a proper Officer or Officers of the Company to repair or replace the relevant Collateral, upon receipt by the Trustee of the following:
     (a) An Officers’ Certificate, dated not more than thirty (30) days prior to the date of the application for the withdrawal and payment of such Trust Monies, stating in substance as follows:
     (i) that the Trust Monies to be released constitute Net Insurance Proceeds;
     (ii) setting forth with particularity the repair or replacement of Collateral to be made with such Trust Monies;
     (iii) that the release of the Trust Monies complies with all applicable terms of this Indenture;
     (iv) that there is no Default or Event of Default (both before and after giving effect to the application of such Trust Monies for such purpose) continuing; and
     (v) that all conditions precedent herein provided for relating to the release of the Trust Monies in question have been provided.
     (b) An Opinion of Counsel, upon which the Trustee may conclusively rely, stating that (i) all of the Company’s or the applicable I/C Notes Issuer’s right, title and interest in and to such personal property are then subject to the Lien of the Security Documents and (ii) the documents that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture and that all conditions precedent herein and in the Security Documents relating to such application of Trust Monies have been complied with.
     Section 13.05. Powers Exercisable by Trustee or Receiver. In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Permitted Collateral Lien) will be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article 13 conferred upon the Company and any I/C Notes Issuer, as applicable, with respect to the withdrawal or application of Trust Monies may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee will be deemed the equivalent of any Officers’ Certificate required by this Article 13. If the Trustee will be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.
     Section 13.06. Disposition of Notes Retired. All Notes received by the Trustee and for whose purchase Trust Monies are applied under this Article 13, if not otherwise canceled, will be promptly canceled and destroyed by the Trustee in accordance with Section 2.11 unless the Trustee will be otherwise directed in writing by the Company. Upon destruction of any Notes, the Trustee will issue a certificate of destruction to the Company.
     Section 13.07. Investment of Trust Monies. All or any part of any Trust Monies held by the Trustee hereunder (except such as may be held for the account of any particular Notes) will from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company which will specify the Cash Equivalents in which such Trust Monies will be invested. Such Cash Equivalents will be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee will be forthwith paid to the Company.
     The Trustee will not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 13.07.
ARTICLE 14
MISCELLANEOUS
     Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties of such Section 318(c) will control.
     Section 14.02. Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to the Company or any Guarantor:
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Fax no.: (301) 841-2380
Attention: Chief Legal Officer
     With a copy to:
Hogan & Hartson LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
Fax no.: (202) 637-5910
Attention: James E. Showen
     If to the Trustee:
U.S. Bank National Association
EP MN WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419
Fax no.: (651) 495-8097
Attention: Corporate Trust Services
     The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
     Section 14.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).
     Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which will include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) will comply with the provisions of TIA Section 314(e) and will include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     Section 14.06. Rules By Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, and no director, trustee, officer, employee, incorporator or shareholder (other than the Company or a Restricted Subsidiary) of any Subsidiary, as such, will have any liability for any obligations of the Company under the Notes, any Notes Guarantee, this Indenture, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 14.08. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 14.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 14.10. Intercreditor Agreement. Notwithstanding anything herein to the contrary, this Indenture is subject to the provisions of the Intercreditor Agreement, as the same may be amended, supplemented, modified or replaced from time to time.
     Section 14.11. Successors. All agreements of the Company, the Guarantors and the I/C Notes Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.
     Section 14.12. Severability. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 14.13. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
     Section 14.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
     Section 14.15. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Article VII) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 14.15.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or limited liability company, on behalf of such corporation, partnership or limited liability company, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the register of the Notes maintained by the Registrar.
[Signatures on following page]

SIGNATURES

Dated as of July 27, 2009	CAPITALSOURCE INC.
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION
	By:	/S/ RAYMOND S. HAVERSTOCK
		Name:	Raymond S. Haverstock
		Title:	Vice President

SIGNATURES

Dated as of July 27, 2009	CAPITALSOURCE FINANCE LLC
	By:	/S/ JEFFREY A. LIPSON
		Name:	Jeffrey A. Lipson
		Title:	Senior Vice President and Treasurer